Exhibit 4.31

Execution Version

Dated	2021

UMB BANK, N.A., not in its individual capacity but solely
in its capacity as owner trustee of the MSN 38459 Trust

as Lessor

and

LATAM AIRLINES GROUP S.A.

as Lessee

OPERATING LEASE AGREEMENT
ONE (1) BOEING 787-9 AIRCRAFT WITH
MANUFACTURER SERIAL NUMBER 38459

1	Definitions and Interpretation	3

2	Agreement to Lease	3

3	Representations and Warranties	3

4	Conditions	7

5	Delivery and Acceptance	8

6	Payments	9

7	Absolute and Unconditional Obligations	11

8	Lessor’s Obligations	12

9	Information	13

10	Control of the Aircraft	14

11	Engines and Parts	17

12	Registration, Certification and Filings	21

13	Title Protection and Operation	24

14	Technical	27

15	Indemnities	33

16	Total Loss	38

17	Requisition	40

18	Insurance	41

19	Return of the Aircraft	44

20	Events of Default	46

21	Remedies

22	Illegality	54

23	Termination Due to Chapter 11 Cases	56

24	Disclaimer	58

25	Assignment and Transfer	59

26	Miscellaneous	62

27	Law	65

28	Confidentiality	67

29	Third Party Rights	68

This OPERATING LEASE AGREEMENT (this Agreement) is dated	2021

BETWEEN:

(1)	UMB BANK, N.A., a national banking association organised and existing under the federal laws of the United States of America whose office is located at 6440 S. Millrock Drive, Suite 400, Salt Lake City, UT 84121, U.S.A., not in its individual capacity but solely in its capacity as owner trustee of the MSN 38459 Trust (the Lessor); and

(2)	LATAM AIRLINES GROUP S.A., a sociedad anónima incorporated under the laws of Chile whose registered office is located at Edificio Huidobro, Avenida Presidente Riesco 5711, 19th Floor Las Condes, Santiago, Chile (the Lessee).

IT IS AGREED as follows:

1	Definitions and Interpretation

In this Agreement capitalised words and expressions have the meanings set out in Part A of Schedule 1 (Definitions). The rules of interpretation and construction set out in Part B of Schedule 1 (Interpretation) shall apply to this Agreement.

2	Agreement to Lease

Subject to the terms of this Agreement, the Lessor agrees to lease the Aircraft to the Lessee and the Lessee agrees to take the Aircraft on lease for the Lease Period.

3	Representations and Warranties

Representations and warranties

3.1	Each Party represents and warrants to the other that:

(a)	in the case of UMB Bank, N.A., it has been properly formed as a national banking association under the federal laws of the United States of America and is acting as the trustee of the MSN 38459 Trust and in the case of the Lessee, it has been properly formed as a sociedad anónima with limited liability under the laws of Chile;

(b)	all necessary corporate actions have been taken and all authorisations have been obtained for the execution by it of each Transaction Document to which it is a party and the performance of its obligations thereunder, it has the power to enter into the Transaction Documents to which it is a party and each of the Transaction Documents to which it is a party has been duly executed and delivered by it;

(c)	it is subject to civil commercial law with respect to its obligations under the Transaction Documents to which it is a party, neither it nor any of its assets is entitled to any right of immunity and the entry into and performance by it of the Transaction Documents to which it is a party constitute private and commercial acts;

(d)	the choice of English or New York law (as the case may be) to govern the Transaction Documents to which it is a party and the submission by that Party to the jurisdiction of the English or New York courts (as the case may be) is valid and binding on that Party;

(e)	its obligations under each Transaction Document to which it is a party are, or if any Transaction Document to which it is a party is entered into after the date of this Agreement will be, from the date of execution of such Transaction Document to which it is a party, legal, valid and binding obligations and enforceable against it in accordance with their respective terms (except as enforceability may be limited by (i) applicable bankruptcy, insolvency, examination, reorganisation or similar laws, and (ii) general principles of equity); and

(f)	The entry into and performance by it of, and the transactions contemplated by, this Agreement and each other Transaction Document to which it is a party do not and will not conflict with:

(i)	any Applicable Law applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets.

Lessee’s representations and warranties

3.2	The Lessee further represents and warrants to the Lessor that:

(a)	other than the Chapter 11 Events, no Default has occurred and is continuing or would occur as a result of Delivery;

(b)	other than the Chapter 11 Proceedings, it is not involved in any litigation or other dispute nor is there any claim pending against it, the outcome of which would, if determined against the Lessee, reasonably be expected to adversely affect its financial condition in any material respect or its ability to perform its material obligations under this Agreement or any other Transaction Document to which it is a party;

(c)	the Original Financial Statements, as published on www.latamairlinesgroup.net:

(i)	have been prepared in accordance with IFRS;

(ii)	fairly represent the financial condition of the Lessee as at the date to which they were drawn up; and

(iii)	do not contain any untrue statement or omit to state a material fact which could make them materially misleading;

(d)	since the preparation of the accounts referred to in Clause 3.2(c) above, there has been no material adverse change in the Lessee’s financial condition in any material respect, other than the Chapter 11 Events;

(e)	neither the Lessee nor, to the Lessee’s knowledge, any directors or officers of the Lessee or any Affiliate of the Lessee:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)	owns or controls a Prohibited Person; or

(iv)	is in breach of the US sanctions administered by OFAC, any other US Government sanctions, export or procurement laws or any other sanctions or other such restrictions on business dealing imposed by the European Union or Chile;

(f)	neither the Lessee nor, to the Lessee’s knowledge, any director, officer or employee of the Lessee or any Affiliate of the Lessee has failed to comply with any Anti-Corruption Laws;

(g)	it has instituted and maintains policies and procedures designed to prevent bribery and corruption by the Lessee;

(h)	it is conducting its operations at all times in material compliance with Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Lessee with respect to the Anti-Money Laundering Laws is pending or, to its knowledge, threatened;

(i)	except for (i) such filings, registrations and recordings as will have been made on the Delivery Date as specified in Part A of Schedule 3 (Lessee Conditions Precedent) and (ii) the matters referred to in Clause 4.3 (Conditions Subsequent), all Authorisations required or desirable:

(i)	to enable the Lessee lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents; and

(ii)	to make the Transaction Documents admissible in evidence in the State of Registration and, if different, the Lessee’s jurisdiction of incorporation,

have been obtained or effected and are in full force and effect;

(j)	except as provided herein, under the Applicable Law of Chile it is not necessary that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Transaction Documents;

(k)	its obligations under the Transaction Documents to which it is a party rank at least pari passu with all of its present and future unsecured and unsubordinated obligations (including contingent obligations) with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract and except as claims may have been or may be granted priority status in the Chapter 11 Proceedings; and

(l)	the lease rentals are exempt from Chilean income tax and withholding tax pursuant to Decree Law No. 2.564 of 1979.

Lessor’s representations and warranties

3.3	The Lessor further represents and warrants to the Lessee that:

(a)	it is not involved in any litigation or other dispute nor is there any claim pending against it, the outcome of which could reasonably be expected to adversely affect its financial condition in any material respect or its ability to perform its material obligations under this Agreement or any other Transaction Document to which it is a party;

(b)	neither it nor, to its knowledge, any director, officer, employee of the Lessor, has failed to comply with any Anti-Corruption Laws;

(c)	it has instituted and maintains policies and procedures designed to prevent bribery and corruption by the Lessor;

(d)	it is conducting its operations at all times in material compliance with Anti-Corruption Laws and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Lessor with respect to the Anti-Corruption Laws is pending or, to its knowledge, threatened;

(e)	on the Delivery Date, title to the Aircraft is held by the Lessor as owner trustee under a grantor trust and the only beneficiary under such grantor trust is the Beneficiary; and

(f)	on the Delivery Date, the Lessor Guarantor will have a net worth of at least $25,000,000.

Repetition of Lessor’s representations and warranties

3.4	The representations and warranties given by the Lessor in Clause 3.1 (Representations and warranties) and Clause 3.3 (Lessor’s representation and warranties) shall survive the execution of this Agreement and shall be deemed to be repeated by the Lessor on the Delivery Date with reference to the facts and circumstances subsisting on such date.

Repetition of Lessee’s representations and warranties

3.5	The representations and warranties given by the Lessee in Clause 3.1 (Representations and warranties) and Clause 3.2 (Lessee’s representations and warranties) will survive the execution of this Agreement and shall be deemed to be repeated by the Lessee on the Delivery Date with reference to the facts and circumstances subsisting on such date.

4	Conditions

4.1	Conditions Precedent

(a)	The Lessor will have no obligation to deliver the Aircraft to the Lessee unless the conditions precedent set out in Part A of Schedule 3 (Lessee Conditions Precedent) have been fulfilled in form and substance reasonably satisfactory to the Lessor on or before the dates specified in Part A of Schedule 3 (Lessee Conditions Precedent) unless deferred or waived by the Lessor in its absolute discretion; and

(b)	The Lessee will have no obligation to accept the Aircraft hereunder unless the conditions precedent set out in Part B of Schedule 3 (Lessor conditions precedent) have been fulfilled in form and substance reasonably satisfactory to the Lessee on or before the dates specified in Part B of Schedule 3 (Lessor conditions precedent) unless deferred by the Lessee in its absolute discretion.

4.2	Waiver or Deferral of conditions precedent

(a)	If the Lessor delivers the Aircraft to the Lessee even though it has not received all of the documents and evidence referred to in Clause 4.1 (Conditions Precedent) on or prior to the date specified, the Lessor may waive or defer any of the obligations of the Lessee listed in Part A of Schedule 3 (Lessee Conditions Precedent) on specific conditions and at the Lessor’s sole discretion; and

(b)	If the Lessee accepts the Aircraft even though it has not received all the documents and evidence referred to in Clause 4.1 (Conditions Precedent) on or prior to the date specified, the Lessee may waive or defer any of the obligations of the Lessor listed in Part B of Schedule 3 (Lessor conditions precedent) on specific conditions and at the Lessee’s sole discretion.

4.3	Conditions Subsequent

The Lessee will perform all of the actions and provide to the Lessor each of the documents and evidence listed in Part C of Schedule 3 (Lessee conditions subsequent) in form and substance reasonably satisfactory to the Lessor by no later than the dates specified in Part C of Schedule 3 (Lessee conditions subsequent).

5	Delivery and Acceptance

Delivery

5.1	The Lessor and the Lessee will follow the Delivery Procedure set out in Schedule 4 (Delivery Procedure).

Acceptance

5.2	After completion of the Delivery Procedure set out in Schedule 4 (Delivery Procedure), if the Aircraft meets the requirements as detailed in the Delivery Procedure, the Lessee shall accept the Aircraft on lease and shall effect acceptance of the Aircraft

Risk	REDACTED	*

5.3	As from Delivery, the Lessee shall bear all risks associated with any loss of or damage to the Aircraft until Redelivery.

Failure to take Delivery

5.4	If the Lessee fails to take delivery of the Aircraft when tendered for delivery by the Lessor in accordance with the terms of the Transaction Documents and provided that such failure is not caused by a Lessor Event, the Lessee will indemnify the Lessor on demand for all costs and expenses incurred by the Lessor as a result of such failure. The Lessor will use reasonable endeavours to eliminate or mitigate all such costs and expenses.

5.5	The Lessor shall provide to the Lessee reasonable evidence, including calculations, of such costs and expenses.

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5.6	REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

(a)	REDACTED *

;

(b)	REDACTED *

(c)	REDACTED *

(d)	REDACTED *

6	Payments

PBH Rent

6.1	During the PBH Period, on each PBH Rent Payment Date, the Lessee shall pay to the Lessor as Rent the PBH Rent. The Lessee shall provide to the Lessor details of the utilisation of the Aircraft in the technical status report by no later than the tenth (10th) day of each month in accordance with Clause 9.2(a) for the purpose of verifying the PBH Rent due during the PBH Rent Period. For the purposes of calculating the PBH Rent, any fraction of a Flight Hour shall be rounded upward to the nearest one-tenth of a Flight Hour. On the twentieth (20th) Business Day of the month in which the technical report is issued (the Invoice Date), the Lessor shall provide the Lessee with an invoice (the PBH Invoice) setting forth the calculation and amount owed by the Lessee on account of the applicable PBH Rent Period. So long as the PBH Invoice is issued within the time frame set forth herein, the Lessee shall pay to the Lessor the PBH Rent within ten (10) Business Days following the Invoice Date (the PBH Rent Payment Date), provided, however, in the event of any delay in the issuance of the PBH Invoice, then the PBH Rent Payment Date (and the Lessee’s obligation to pay the PBH Rent) will be extended by one day for each day of delay in the issuance of the PBH Invoice.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

PBH Extension Period

6.2	REDACTED *

6.3	REDACTED *

Fixed Rent

6.4	During the Fixed Rent Period, on each Fixed Rent Payment Date, subject to Clause 14.19(b), the Lessee will pay to the Lessor as Rent the Fixed Rent.

Manner of payments

6.5	All sums payable by the Lessee to the Lessor in the performance of its obligations under the Transaction Documents will be paid on or prior to the due date, in Dollars and in immediately available funds for value on the due date of payment into the account notified in writing by the Lessor to the Lessee at least fifteen (15) Business Days prior to the Delivery Date (or such other account as the Lessor may notify in writing to the Lessee at least fifteen (15) Business Days prior to the date such payment is due, provided always that payment to such other account will not result in any increased cost to the Lessee, pursuant to Clause 15.4 or otherwise, under Applicable Laws in effect as of the date of such account change).

Late payments

6.6	If either Party fails to pay any amount payable under this Agreement or any other Transaction Document on the due date, it will (after the expiry of the applicable grace period) pay default interest on the overdue amount from (and including) the date of expiry of the applicable grace period to (but excluding) the date on which such overdue amount is paid in full, both before and after judgment at the Default Rate. All default interest will be calculated on the basis of the actual number of days elapsed and a three hundred and sixty (360) day year.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Payments on Business Days

6.7	If any payment of Rent, End of Lease Maintenance Payment Adjustments or Agreed Value under this Agreement would otherwise be due on a non-Business Day, it will be due on the preceding Business Day. If any other payment falls due on a non-Business Day, it will be due on the succeeding Business Day.

7	Absolute and Unconditional Obligations

7.1	The Lessee’s obligations to pay Rent, Agreed Value, End of Lease Maintenance Payment Adjustments and any other amounts due under this Agreement and to perform all of its other obligations under this Agreement, are absolute and unconditional, irrespective of any contingency, including without limitation:

(a)	after Delivery, any unavailability of the Aircraft for any reason, including, but not limited to, any defect in the airworthiness, merchantability, satisfactory condition, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft;

(b)	after Delivery, the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction;

(c)	the Total Loss (except as provided hereunder upon payment of the Agreed Value and all other amounts (including Rent) then due and payable hereunder) of, or any damage to, the Aircraft, Airframe or any Engine;

(d)	any set off, counterclaim, recoupment, withholding defence or other rights which the Lessee may have against the Owner, the Lessor, any Financier (if applicable) or any other person;

(e)	the exercise of any rights and/or remedies by the Lessor, the Owner and/or any Financier (if applicable) under this Agreement or any other Transaction Document;

(f)	any failure or delay on the part of any Party in performing or complying with any of the terms or conditions of this Agreement or any other Transaction Document;

(g)	any insolvency, bankruptcy, administration, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Owner, the Lessor, any Financier (if applicable) or the Lessee; or

(h)	any lack of due authorisation of, or other defect in, this Agreement or any other Transaction Document,

provided that nothing in this Clause 7 will be construed to extinguish or otherwise limit the Lessee’s right to institute separate legal proceedings against the Lessor in the event of the Lessor’s breach of this Agreement or to limit the Lessee’s rights and remedies against the Lessor or any other person.

8	Lessor’s Obligations

Quiet enjoyment

8.1	So long as no Event of Default has occurred and is continuing, the Lessor will not, and will procure that neither the Owner, nor any person claiming by or through the Owner, will interfere with the Lessee’s right or, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee’s right to have quiet use, enjoyment and possession of the Aircraft during the Lease Period. The exercise by the Lessor, or any person claiming by or through the Lessor, of its rights under or in connection with this Agreement or any other Transaction Document will not constitute such interference.

Warranties

8.2	The Lessee or, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee shall, during the Lease Period, enjoy the benefit of the Airframe Warranties and the Engine Warranties pursuant to the terms of the Airframe Warranties Agreement and the Engine Warranties Agreement respectively.

8.3	Save as provided below, during the Lease Period, the Lessor will allow the Lessee or, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee to have the use and benefit of any other existing and transferable manufacturer, vendor or supplier warranties relating to the Aircraft in each case subject to any necessary consents of the relevant Manufacturer, vendor or supplier. The Lessor agrees to take such steps at the cost and expense of the Lessee, as are reasonably necessary to enable the Lessee or, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee to receive the benefits of such warranties. The Lessee and, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee will have the benefit of any such warranties subject to any terms that the relevant Manufacturer, vendor or supplier may require.

8.4	On the Expiry Date, the Lessee’s and, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee’s rights under the warranties referred to in Clause 8.3 (including their respective rights to pursue claims and receive payments thereunder) shall immediately revert to the Owner.

8.5	On the Expiry Date, the Lessee and, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee, will at the Lessee’s own cost and expense, take all steps necessary to ensure that the benefit of any unexpired and transferable warranties relating to the Aircraft is vested in the Owner.

Life Key/Lessor Care agreements

8.6	The Lessor undertakes in favour of the Lessee that for the duration of the Lease Period, the Engines shall be covered by Life Key/Lessor Care agreements entered into between the Lessor and the Engine Manufacturer and that such Life Key/Lessor Care agreements will remain in full force and effect during such Lease Period.

9	Information

Financial information

9.1	During the Lease Period, the Lessee will deliver to the Lessor:

(a)	as soon as practicable and not later than one hundred and twenty (120) days after the end of the Lessee’s financial year to which they relate, a copy of its consolidated audited financial statements in English (together with all notes) prepared in accordance with IFRS by a reputable firm of accountants. The financial statements will fairly and accurately present the financial position of the Lessee as at the end of such financial year and the results of its operations for such financial year and will disclose all material liabilities (contingent or otherwise) of the Lessee;

(b)	as soon as practicable and not later than sixty (60) days after the end of the Lessee’s financial quarter to which they relate, a copy of its consolidated management accounts in English (together with all notes) prepared in accordance with IFRS by a reputable firm of accountants. The financial statements shall fairly and accurately present the financial position of the Lessee as at the end of such financial quarter and the results of its operations for such financial quarter and shall, in accordance with such accounting principles and practices, disclose all material liabilities (contingent or otherwise) of the Lessee; and

(c)	with reasonable promptness, such other financial information with respect to the Lessee as the Lessor may from time to time reasonably request to the extent such information and data is relevant to the performance of the Lessee’s obligations under this Agreement and in any event subject to any confidentiality restrictions on the Lessee in respect thereof, provided, however, that the Lessee’s obligations pursuant to Clause 9.1 shall be deemed satisfied should the Lessee publish the equivalent information required to be provided by the Lessee pursuant to Clause 9.1, on the Lessee’s investor relations website which is publically available to the Lessor (currently at www.latamairlinesgroup.net) or such other websites which are available to the Lessor.

Technical information

9.2	Throughout the Lease Period, the Lessee will:

(a)	provide the Lessor within ten (10) days after the end of each month, a technical report for the Aircraft for the preceding month in the form of Schedule 7 (Reporting and notices); and

(b)	provide to the Lessor other technical information the Lessor may reasonably request from time to time regarding the maintenance of the Aircraft.

Other information

9.3	Throughout the Lease Period, the Lessee shall:

(a)	notify the Lessor as soon as practicable of any loss, theft, damage or destruction to the Aircraft, any Engine or any Part to the Aircraft if the potential cost may exceed the Damage Notification Threshold;

(b)	notify the Lessor of any Default promptly after it occurs and the Lessee becomes aware of it; and

(c)	provide the Lessor, on request, with evidence that all Taxes (other than Lessor Taxes) and charges incurred and payable by the Lessee in connection with the operation of the Aircraft, including those invoiced by airports and air traffic control authorities have been paid in full in accordance with the then current arrangements agreed between the Lessee and the relevant authority for the invoicing and payment of any such Taxes or charges. Such request shall not be made more frequently than once in any twelve (12) month period unless an Event of Default has occurred and is continuing, where such limitation shall not apply.

10	Control of the Aircraft

No disposal or encumbrance

10.1	The Lessee shall not, and shall not attempt or hold itself out as having any power to, sell, charge, lease (other than as expressly permitted by this Clause 10) or otherwise dispose of or encumber the Aircraft or any part thereof.

Subleasing

10.2	REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

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*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

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Continuing obligations

10.5	The Lessee acknowledges and agrees that, notwithstanding any sublease or interchange of the Aircraft, the Lessee will remain fully liable to perform its obligations under this Agreement and the other Transaction Documents to which it is a party but to the extent the relevant Permitted Sublessee properly performs an obligation under the Permitted Sublease, the Lessor agrees that such performance shall be regarded as discharging (to such extent) any corresponding obligations of the Lessee under this Agreement.

Sublease event of default

10.6	If an event of default (howsoever described) is continuing under a Permitted Sublease while a Permitted Sublessee is in possession of the Aircraft, the Lessee shall promptly notify the Lessor of the steps that it is proposing to take with respect to such event of default to enforce the terms of the Permitted Sublease and, where appropriate, to recover possession of the Aircraft, or, as the case may be, to waive such event of default (subject to any such waiver being on reasonable terms and conditions).

Costs relating to subleasing

10.7	All reasonable costs and expenses (including reasonable legal fees) incurred and documented by the Lessor, the Owner (if different from the Lessor) or any Financier in connection with the implementation of any subleasing or interchanging of the Aircraft pursuant to this Clause 10 being in put in place at Delivery shall be for the account of the Lessee, provided the registration of any Financier’s interests in the Aircraft put in place at Delivery will be at the cost and expense of the Lessor.

10.8	In respect of any subleasing or interchanging of the Aircraft pursuant to this Clause 10 other than set in Clause 10.7, all reasonable costs and expenses (including reasonable legal fees) incurred and documented by the Lessor, the Owner (if different from the Lessor) or any Financier in connection with the implementation of any such subleasing or interchanging of the Aircraft pursuant to this Clause 10 shall be for the account of the Lessee.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Performance by a Permitted Sublessee

10.9	The Lessor agrees that performance by any Permitted Sublessee of any of the Lessee’s obligations under this Agreement shall, pro tanto, constitute performance by the Lessee of such obligations.

11	Engines and Parts

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

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*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

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*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

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*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

12	Registration, Certification and Filings

Registration with the Aviation Authority

12.1	The Lessee shall, save as provided in Schedule 10 (Subleasing requirements) (or with the prior written consent of the Lessor), register and maintain the registration of the Aircraft with the Aviation Authority throughout the Lease Period in compliance with Applicable Law and this Agreement and will not do or permit to be done anything which could reasonably be expected to adversely affect such registration.

12.2	All expenses associated with such registration shall be at the sole cost, expense and responsibility of the Lessee provided, however, that the Lessor shall pay any incremental costs associated with the registration of any interests of the Financiers in the State of Registration at the time such interests are created, provided further, that the Lessee shall be responsible for any costs associated with the registration of any interests of the Financiers in the State of Registration incurred as a result of a subsequent change in the State of Registration pursuant to this Agreement.

12.3	Throughout the Lease Period, the Lessee will:

(a)	where it is the responsibility of the Lessee to do so under Applicable Law (i) record on each relevant register of the Aviation Authority that the Owner is the owner of the Aircraft and, if applicable, that the Financiers have a Security Interest in the Aircraft and (ii) file this Agreement and, if applicable, each Financing Document on that register, it being agreed that any such recordings or filings in relation to the Financiers or the Financing Documents shall at the Lessor’s cost and any other recordings or filings shall be at the Lessee’s cost;

(b)	if to the extent permissible under Applicable Law and if applicable, at its own cost, make any changes to any registration or filing that may be necessary or advisable to take account of any change in any modification to the Aircraft (such as the permanent replacement of any Engine or Part by a Replacement Engine or Replacement Part) in accordance with this Agreement or of any change in any Applicable Law; and

(c)	if to the extent permissible under Applicable Law and if applicable, at the Lessor’s cost and expense, make any changes to any registration or filing that may be necessary or advisable to take account of any change in the ownership of the Aircraft or the interests of any Financier in the Aircraft.

Certification

12.4	The Lessee will take all actions needed to ensure that a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) is maintained in full effect throughout the Lease Period, except if such current certificate of airworthiness is withdrawn by the Aviation Authority when maintenance, overhaul or repair is being carried out on the Aircraft in accordance with the provisions of this Agreement provided that such certificate of airworthiness is immediately reinstated after such maintenance, overhaul or repair has been completed. Upon the Lessor’s request, the Lessee shall provide a copy of the certificate of airworthiness and any supporting recommendations to the Lessor as soon as reasonably practicable upon issuance or renewal.

Filings and documentary Taxes

12.5	The Lessee will file or record each of the Transaction Documents which can be filed or recorded by the Lessee and will pay any stamp duty or other documentary Taxes to which any of the Transaction Documents are or may become subject, in each case punctually and as may be necessary under Applicable Law.

Cape Town Convention

12.6	If the state in which the Lessee and/or a Permitted Sublessee is situated, the location of the Lessee’s or any Permitted Sublessee’s principal place of business or registered office, or the State of Registration has, or at any time brings into force, any legislative or other provisions giving effect to the Convention and the Protocol, the Lessee (at the Lessee’s cost and expense) (i) shall consent to the registration of any international interests or prospective international interests with the International Registry with respect to the Airframe and/or any Engine and constituted by this Agreement and (ii) shall (and shall procure that any Permitted Sublessee shall) from time to time, do or cause to be done (and consents to the Lessor, the Owner or any Financier doing or causing to be done) any and all acts and things capable of being done by the Lessee or any Permitted Sublessee which may be required to ensure that the Owner, the Lessor and any Financier has the full benefit of the Convention and the Protocol in connection with the Airframe and/or any Engine, including:

(a)	any matters connected with registering, perfecting, and/or preserving any international interest(s) vested in the name of the Owner, the Lessor or any Financier with respect to the Airframe and/or any Engine and constituted by this Agreement and any international interests arising out of any Permitted Sublease, including any applicable certified designee letter to the extent available and if required, obtaining any authorising entry point codes from the State of Registration necessary to effectuate the foregoing;

(b)	constituting any international interest(s) to be vested in the Owner, the Lessor or any Financier with respect to the Airframe and/or any Engine in connection with this Agreement and any international interests arising out of any Permitted Sublease, including any applicable certified designee letter;

(c)	entry into agreements (subordination or otherwise) to protect the priority of any international interest(s) referred to in Clause 12.6(b);

(d)	agreeing to, consenting to, and acknowledging any assignment the Lessor enters, or has entered, into with a Financier in connection with this Agreement;

(e)	excluding in writing the application of any provisions of the Convention and/or Protocol that the Lessor may deem desirable in connection with the foregoing;

(f)	granting the right to discharge in respect of an international interest to the Lessor or, at the Lessor’s direction, to a Financier;

(g)	executing an IDERA in favour of the Lessor, or if required by the Lessor, the Security Trustee, submitting the same to the Aviation Authority for recordation and providing the recorded IDERA to the Lessor, or at the Lessor’s direction, to the Lessor’s counsel in the State of Registration;

(h)	not registering, or consenting to the registration of, any conflicting interests (whether or not taking priority over the Owner’s, the Lessor’s or any Financier’s international interests) at the International Registry without the Lessor’s prior written consent; and

(i)	not executing or submitting, or permitting a Permitted Sublessee to execute or submit an IDERA for recordation in favour of any creditor other than the Lessor or the Security Trustee without the Lessor’s prior written consent.

12.7	The Lessee shall not permit any person to register a prospective international interest, international interest or national interest at the International Registry without the prior written consent of the Lessor except for any such interests created where:

(a)	the Lessee is the debtor and one of the Lessor, the Owner or the Security Trustee is the creditor;

(b)	the Lessor is the debtor and one of the Owner or the Security Trustee is the creditor; or

(c)	the Owner is the debtor and one of the Lessor or the Security Trustee is the creditor.

12.8	The Lessee will promptly notify the Lessor on becoming aware of the registration of any non- consensual right or interest at the International Registry against the Airframe or any Engine and take all steps necessary to procure the discharge and deregistration of such interest.

12.9	In Clauses 12.6 to 12.9:

(a)	the following expressions shall have the respective meanings given to them in Article 1 of the Cape Town Convention:

(i)	airframe;

(ii)	creditor;

(iii)	debtor;

(iv)	international interest;

(v)	International Registry;

(vi)	national interests;

(vii)	non-consensual right or interest;

(viii)	prospective international interest; and

(ix)	state of registry; and

(b)	state in which the Lessee is situated shall be construed in accordance with Article 4 of the Cape Town Convention.

13	Title Protection and Operation

Nameplates

13.1	Throughout the Lease Period, the Lessee will at its own cost install and maintain or procure that there are installed and maintained fireproof nameplates not less than 7cm by 5cm affixed in a prominent position in the cockpit or cabin of the Aircraft and on each Engine showing the following:

“THIS [AIRCRAFT MSN 38459] [ENGINE ESN [10370 / 10337]] IS OWNED BY UMB BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE AND IS LEASED TO LATAM AIRLINES GROUP S.A. AND IS OPERATED BY LATAM AIRLINES GROUP S.A. OR ONE OF ITS AFFILIATES [AND IS SUBJECT TO A MORTGAGE IN FAVOUR OF [   ]]”.

Lessee’s rights and Title Protection

13.2

(a)	The Lessee shall have no right, title or interest in or to any part of the Aircraft except the rights expressly set out in this Agreement, it being expressly agreed and acknowledged by the Lessee that title to the Aircraft shall remain vested in the Owner subject to any Security Interests arising under the Financing Documents in favour of the Financiers (or any of them).

(b)	The Lessee shall:

(i)	not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardise the respective rights, title and interest of the Lessor and the Financiers in and to the Aircraft, the Transaction Documents or the validity, enforceability or priority thereof;

(ii)	on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by the Owner.

(c)	The Lessee will not:

(i)	hold itself out as owner of the Aircraft; or

(ii)	represent to third parties that the Lessor, the Owner or any Financier is in any way associated with or responsible for the business activities of the Lessee; or

(iii)	pledge the credit of the Lessor, the Owner or any Financier.

Security Interests

13.3	As soon as reasonably practicable the Lessee will take any action that may be necessary to discharge any Security Interest described in paragraph (a) or (b) of the definition of Permitted Security Interests.

Operation

13.4	The Lessee will not (and will procure that any Permitted Sublessee will not) use or operate the Aircraft, or permit the Aircraft to be used or operated:

(a)	in breach of any Applicable Law which is applicable to the Aircraft or its use or operation during the Lease Period;

(b)	for any purpose for which the Aircraft was not designed or contrary to any recommendation or outside of operational limits permitted by of the Airframe Manufacturer, the Engine Manufacturer or the Aviation Authority;

(c)	for the carriage of:

(i)	whole animals living or dead except in the cargo compartment according to IATA regulations (except for guide dogs or domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal);

(ii)	acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the “Restriction of Goods” schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

(iii)	any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

(iv)	any illegal items or substances which, with the exercise of reasonable diligence, could have been avoided;

(d)	in any circumstances or geographic location where the Aircraft is not covered by the Insurance;

(e)	or permit the Aircraft to proceed to, or remain at, or operate from any location in a Prohibited Country except that over flights may be conducted provided they comply with all Applicable Law and the terms of the Insurances; or

(f)	for any training, demonstration or test flights but the Lessee or any Permitted Sublessee will be entitled to undertake flight deck crew training of their own personnel provided that the use of the Aircraft for such crew training is not disproportionate to the amount of such crew training on other aircraft of the same type as the Aircraft operated by the Lessee or any Permitted Sublessee.

13.5	The Lessee will (and will procure that any Permitted Sublessee will):

(a)	keep the main operational base of the Aircraft at the Habitual Base;

(b)	use the Aircraft solely in commercial or other operations for which the Lessee is duly authorised by the Aviation Authority and the Applicable Law;

(c)	ensure that the crew and engineers employed by the Lessee in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licences required by the Aviation Authority and the Applicable Law;

(d)	obtain and maintain in full force all certificates, licences, permits and authorisations for the time being required for the use and operation of the Aircraft and for the making of payments by the Lessee as required by, and the compliance by the Lessee with its other obligations under, this Agreement; and

(e)	not abandon the Aircraft or knowingly do, or permit to be done, anything which may expose the Aircraft or any part of it to the risk of damage, destruction, arrest, confiscation, seizure, forfeiture, impounding, detention or appropriation.

13.6	The Lessee will not do or permit to be done anything which could reasonably be expected to prejudice any right which the Lessor, the Owner or any Financier may have against the Airframe Manufacturer, the Engine Manufacturer or any other Manufacturer or supplier of any Part.

14	Technical

Maintenance, overhaul and repair

14.1	Throughout the Lease Period, the Lessee will at its own cost arrange for the Aircraft to be maintained, overhauled and repaired by an Approved Maintenance Performer, so that:

(a)	the Aircraft is kept safe for operation and airworthy in all respects in compliance with all requirements of the Aviation Authority and to the extent applicable the FAA;

(b)	all maintenance is conducted in accordance with the Maintenance Programme by the Approved Maintenance Performer;

(c)	the Aircraft is maintained, serviced and repaired in the same manner and with the same care as used by the Lessee with respect to aircraft of the same model operated by such party;

(d)	all airworthiness certificates in respect of the Aircraft are maintained in good order at all times under the laws of the State of Registration except (to the extent permitted under Applicable Law) during periods of maintenance or repair; and

(e)	detailed maintenance records and associated maintenance data are kept in respect of such maintenance and repair.

Aircraft Documents

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15	Indemnities

General Indemnity

15.1	Subject to the exclusions set out in Clause 15.2, the Lessee shall immediately upon demand, indemnify each of the Indemnitees against any and all Losses which an Indemnitee may suffer or incur, whether directly or indirectly (and regardless of when the same are suffered or incurred) as a result of or in connection with:

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Withholdings

15.3	The Lessee will not deduct any amount from any of its payments under the Transaction Documents, for or on account of any Taxes, unless the Lessee is obliged to do so under any Applicable Law.

15.4	If the Lessee has to make a deduction as described in Clause 15.3, the Lessee must:

(a)	deduct the minimum amount necessary to comply with its legal obligations;

(b)	pay the Tax to the relevant authority in accordance with all Applicable Law;

(c)	pay to the Lessor an additional amount so that the Lessor receives a net amount on the relevant payment date, that is equal to the amount that it would have received if the deduction had not been made; and

(d)	obtain a receipt or, if not legally possible, provide other evidence for the payment of such Tax from the relevant authority and give it to the Lessor.

15.5	If, following the making of any increased payment by the Lessee resulting from a requirement for the Lessee to make any Tax deduction, (a) the Lessor receives or is granted a credit against, remission or repayment of any Tax (a Tax Credit) payable by it which is referable to such Tax deduction or any increased payment made by the Lessee to the Lessor, and (b) such Tax Credit confers a genuine benefit on the Lessor, the Lessor shall, to the extent that it is satisfied that it can do so without prejudice to the retention of such Tax Credit and the right of the Lessor to obtain any other relief or allowance which may be available to it, and provided that no Event of Default has occurred and is continuing, reimburse the Lessee with such amount as the Lessor shall certify (substantiating in reasonably sufficient detail the amount concerned) to the Lessee to be the proportion of the relevant Tax Credit as will leave the Lessor (after such reimbursement) in no better or worse position than it would have been in had there been no Tax deduction. Nothing in this Clause 15.5 shall:

(a)	interfere with the right of the Lessor to arrange its Tax affairs in whatever manner it thinks fit; or

(b)	oblige the Lessor to disclose any information relating to its Tax affairs or any Tax computations.

Payment of Taxes

15.6	Subject to any exceptions expressly set out in this Agreement, the Lessee shall promptly pay all Taxes imposed by any Government Entity with respect to this Agreement, the Lessee’s use of the Aircraft, and any Permitted Sublessee’s use of the Aircraft, in accordance with Applicable Law, including without limitation with respect to the ownership, delivery, leasing, sub-leasing, possession, use, operation, importation, exportation, redelivery, sale or other disposition of the Aircraft.

Tax Indemnity

15.7	Subject to the exclusions set out in Clause 15.8, the Lessee shall immediately upon demand indemnify and hold harmless each of the Tax Indemnitees against any and all Taxes which a Tax Indemnitee may suffer or incur, whether directly or indirectly and which arise (and regardless of when the same are suffered or incurred) as a result of the ownership, maintenance, service repair, overhaul, delivery, possession, transfer of title or possession, import, export, pooling, modification, leasing, inspection, refurbishment, replacement, transportation, storing, testing, design, sub-leasing, positioning, interchange, condition, environmental damage, use, operation, control, location, alternation, registration or redelivery of the Aircraft, the Airframe, any Engine, any Part.

15.8	The Lessee will not be required to indemnify any Tax Indemnitee under Clause 15.7 or pay such Taxes pursuant to Clause 15.6 to the extent the Tax for which the indemnity claim is made or the payment obligations applies:

(a)	is covered pursuant to another indemnity provision of this Agreement and payment such Tax Indemnitee under such other indemnity has actually been received by the Lessor; or

(b)	arises as a result of any Lessor Lien or Lessor Tax.

VAT

15.9	For the purposes of Clauses 15.9, 15.10 and 15.11:

(a)	VAT - includes value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature.

(b)	Supply - includes anything on which VAT is charged.

15.10	The Lessee must pay the Lessor or the relevant tax authority (as applicable) the amount of any VAT which is chargeable for any Supply made by the Lessor under any of the Transaction Documents.

15.11	Each amount shown which the Lessee must pay under the Transaction Documents does not include VAT and if VAT is payable in respect of any amount, the Lessee shall pay all such VAT and shall indemnify the Lessor against any claims for the same (and where appropriate the Lessee shall increase the payments which would otherwise be required to be made hereunder so that the Lessor is left in the same position as it would have been in had no VAT been payable); and the Lessee shall provide evidence to the Lessor in respect of payment of any such VAT.

Currency protection

15.12	The Lessee agrees to indemnify each Indemnitee against any Loss which such Indemnitee suffers in converting any sum into Dollars if:

(a)	such Indemnitee receives an amount relating to the Lessee’s obligations in a different currency from that in which payments should be made under the Transaction Documents; or

(b)	the Lessee pays a judgment or claim in a different currency from that in which payments should be made under the Transaction Documents.

15.13	The Lessee waives any right it may have in any jurisdiction to pay any amount under the Transaction Documents in a currency other than the contractual currency.

Tax on indemnity payments

15.14	The amount of any payment made under this Clause 15 must take into account the Tax treatment of the payment and of the Loss or Tax in respect of which the payment is claimed so that the Indemnitee is fully compensated, after that Tax treatment has been taken into account, for the Loss or Tax for which the relevant claim is made.

No indemnification of persons other than a Tax Indemnitee

15.15	For the avoidance of doubt, nothing in this Agreement shall have the effect of requiring the Lessee to indemnify any person (including any Financiers) other than a Tax Indemnitee against any Taxes which such person may suffer or incur, or to make any payment to a Tax Indemnitee in respect of any Tax which another person (including any Financiers) may suffer or incur.

Mitigation

15.16

(a)	If any Indemnitee becomes aware of any Loss or Tax which may give rise to an indemnity obligation on the part of the Lessee under this Clause 15 (Indemnities) such Indemnitee shall notify the Lessee thereof, and, if requested by the Lessee take such action as is reasonably practicable (and the Lessee shall pay the Indemnitee’s costs and expenses) to defend or mitigate the relevant Loss or Tax (without prejudice to the Lessee’s obligation to indemnify hereunder) provided that:

(i)	no such action may be taken by the Lessee or shall be required to be taken by such Indemnitee unless adequate provision in respect of the Loss or Tax and any associated costs or expenses has been made by the Lessee to the reasonable satisfaction of such Indemnitee (having regard to the nature and the amount of the Loss);

(ii)	the Lessee shall indemnify such Indemnitee in full on demand in respect of any fees, costs or expenses suffered or incurred by the Lessor in connection with any action taken by such Indemnitee or Lessee as aforesaid; and

(iii)	such action does not present a risk of the imposition of criminal penalties or civil penalties or any risk of the sale, forfeiture, or the loss of, or the creation of any Security Interest on the Aircraft, or any other adverse effect on the interests of an Indemnitee.

(b)	Notwithstanding the forgoing, no Indemnitee shall be required to take, or omit to take, any action, if the effect of such action or omission would reasonably be expected to adversely affect the Indemnitee (or its business affairs or reputation) or would be contrary to Applicable Law.

(c)	Nothing in this Clause 15.16 shall in any way limit or diminish the obligations of the Lessee under this Agreement or the Transaction Documents to indemnify the Indemnitees in accordance with the provisions of this Clause 15 (Indemnities).

16	Total Loss

Risk of Loss

16.1	The Lessee will be responsible for all risks associated with a Total Loss throughout the Lease Period.

Total Loss: Airframe

16.2	If the Airframe suffers a Total Loss at any time prior to Delivery, this Agreement will immediately terminate and neither Party will have any further obligations hereunder except as expressly stated and save for accrued rights, obligations and claims and any obligations expressed to survive the termination of this Agreement.

16.3	If the Airframe suffers a Total Loss at any time after Delivery:

(a)	the Lessee will pay the Agreed Value to the Loss Payee on the Total Loss Payment Date;

(b)	the Lessee will continue to perform those of its obligations that remain capable of performance (including, for the avoidance of doubt, the payment of Rent) up to and including the Total Loss Payment Date; and

(c)	subject to the rights of any insurers, reinsurers or other third party, upon irrevocable payment in full of the Agreed Value to the Loss Payee and all other amounts which may be payable by the Lessee under this Agreement, the Lessor will transfer (or procure that the Owner transfers) all of its rights, title and interest in and to the Aircraft (including each Engine) to the Lessee or its nominee and will return to the Lessee any surplus proceeds of insurance provided to the Lessor over and above the amount of such Agreed Value. Ownership will be transferred on an “as-is, where-is” basis without any recourse or warranty except that there are no Lessor Liens and that the Lessor will execute or cause to be executed and delivered such bills of sale and other documents and instruments as the Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of the Owner’s rights, title and interest in and to the Aircraft in the Lessee, free and clear of all rights of the Owner and any Lessor Liens. The Lessee shall indemnify the Lessor and the Owner for all fees and expenses properly incurred and Taxes incurred by the Lessor or the Owner resulting from their compliance with this Clause 16.3(c).

Total Loss: Engine or Part

16.4	If an Engine or a Part suffers a Total Loss which does not also involve a Total Loss of the Airframe (and as if, for these purposes, all references in the definition of Total Loss to Aircraft were to Engine or Part as the context may require) the Lessee shall:

(a)	in the case of a lost Engine, APU or Landing Gear notify the Lessor promptly after becoming aware of the same;

(b)	replace the lost Engine or lost Part with a Replacement Engine or Replacement Part (as applicable) in accordance with Clause 16.5 below; and

(c)	continue to pay Rent and all other sums due under this Agreement as if the Total Loss had not occurred.

16.5	As soon as practicable after the Total Loss referred to in Clause 16.4 above and in any event within one hundred and twenty (120) days of the occurrence thereof, the Lessee shall replace the lost Engine or lost Part at its own expense by ensuring that:

(a)	title to a Replacement Engine or Replacement Part (and any Manufacturer Warranties relating to that Replacement Engine or Replacement Part) vests in the Owner free of any Security Interest other than Permitted Security Interests and becomes subject to this Agreement and to the Financing Documents; and

(b)	the Lessee shall have caused all registrations and filings as required by law or reasonably requested by the Lessor, the Owner or any Financier (including without limitation those to be made with the International Registry) regarding such Replacement Engine (at the expense of the Lessee) as are necessary to ensure the protection and contemplated priority of the rights and interests of the Owner, Lessor, any Financier in respect thereof, as determined by the Owner, acting reasonably (and in any event at least to the same extent as the registrations made with respect to the Engines under this Agreement, following which the Replacement Engine or Replacement Part shall, as the case may be become an Engine or Part.

16.6	After the Lessee has carried out all of its obligations under Clauses 16.4 and 16.5, and unless the insurers are entitled to the replaced Engine or Part as salvage, the Lessor will, if requested, make sure that the Owner will transfer ownership of the replaced Engine or Part to the Lessee or its nominee. Ownership will be transferred on an “as-is, where-is” basis without any recourse or warranty except that there are no Lessor Liens and that the Lessor will execute or cause to be executed and delivered such bills of sale and other documents and instruments as the Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of the Owner’s rights, title and interest in and to such Engine or Part in the Lessee, free and clear of all rights of the Owner and any Lessor Liens. The Lessee shall indemnify the Lessor and the Owner for all fees and expenses properly incurred and Taxes incurred by the Lessor or the Owner resulting from their compliance with this Clause 16.6.

17	Requisition

No Default

17.1	If the Aircraft is requisitioned for use which does not constitute a Total Loss, then provided that all the provisions of this Agreement are complied with (including Insurance) there will be no Default as a result of such requisitioning and throughout the Requisitioning Period:

(a)	the Lessee will continue to pay Rent and perform those of its obligations that remain capable of performance;

(b)	the Lessee will be entitled to any hire paid by the requisitioning authority prior to the Expiry Date so long as no Event of Default has occurred and is continuing; and

(c)	if the Requisitioning Period extends beyond the Scheduled Expiry Date, the Lessor will have an option, exercisable on notice to the Lessee, either:

(i)	to continue the leasing of the Aircraft until the date on which the Aircraft ceases to be subject to such requisition; or

(ii)	to treat the leasing of the Aircraft as terminated.

Continuing leasing

17.2	If the Lessor chooses to continue the leasing of the Aircraft as contemplated in Clause 17.1(c), all of the obligations of the Lessee which remain capable of performance (including the obligations to pay Rent and procure insurance at the same rate and on the same basis as before the Scheduled Expiry Date) will continue until the Expiry Date. In such circumstances, the Lessee will be entitled to any hire paid by the requisitioning authority which is attributable to the period in question, so long as no Event of Default has occurred which is continuing.

17.3	If the Lessor chooses to treat the leasing of the Aircraft as terminated, as contemplated in Clause 17.1(c)(ii) the Lessor will be entitled to any hire paid by the requisitioning authority after the Expiry Date.

17.4	At the end of the Requisitioning Period, and irrespective of the option chosen, the Lessee will put the Aircraft into the Redelivery Condition and redeliver it to the Lessor in accordance with Clause 19 (Return of the Aircraft).

Compensation

17.5	In the case of a requisition for use, the Lessor will be entitled to all compensation paid by the requisitioning authority for any structural change, damage or wear and tear to the Aircraft, but the Lessor will either use that compensation:

(a)	to reimburse the Lessee for the expense of complying with its obligations under this Agreement including its obligations to put the Aircraft into the Redelivery Condition; or

(b)	if an Event of Default has occurred and is continuing, towards settlement of any amounts owing by the Lessee under the Transaction Documents,

and any surplus amounts shall be retained by the Lessor.

18	Insurance

General Requirements

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19	Return of the Aircraft

Return

19.1	Unless the Aircraft has suffered a Total Loss or the circumstances set out in Clause 22.2 (Return Condition Applicable to Lessor Illegality) apply, the Lessee will redeliver the Aircraft to the Lessor on the Expiry Date, at the Redelivery Location in the Redelivery Condition and free and clear of all Security Interests (other than Lessor Liens).

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Export and deregistration

19.4	Upon Redelivery, the Lessee will provide (and procure that any Permitted Sublessee provides) to the Lessor upon the Lessor’s request, all documents and other reasonable assistance from the Lessee (a) necessary to export the Aircraft from the State of Registration (or, if different, the country where the Aircraft is located at Redelivery) (including, if required by Applicable Laws, a valid and subsisting export license for the Aircraft) and (b) required to deregister the Aircraft from the aircraft register maintained by the Aviation Authority.

19.5	The Lessee shall also provide the Lessor with an export certificate of airworthiness issued by the Aviation Authority in accordance with the requirements set forth in paragraph 1(c) of Part B of Schedule 9.

Acknowledgement

19.6	Provided the Lessee has complied with its obligations under this Clause 19 and Schedule 9 (Redelivery), following Redelivery of the Aircraft (including the Aircraft Documents) by the Lessee to the Lessor at the Redelivery Location and in the Redelivery Condition, the Lessor will deliver to the Lessee written acknowledgement confirming that the Lessee has redelivered the Aircraft to the Lessor in the Redelivery Condition in the form of the Redelivery Acceptance Certificate.

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Title

19.7	Title to any loose equipment installed in the Aircraft on Redelivery shall, without further act, vest in the Owner, free and clear of Security Interests other than Lessor Liens, unless otherwise agreed by the Lessor and the Lessee in writing.

End of Lease Maintenance Payment Adjustments

19.8	On the Expiry Date, the Lessee will pay to the Lessor, or the Lessor will pay to the Lessee, as the case may be, the End of Lease Maintenance Payment Adjustments as set out in Schedule 6 (End of Lease Maintenance Payment Adjustments).

20	Events of Default

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22	Illegality

22.1	If as a result of any change in Applicable Law after the date of this Agreement it becomes unlawful for the Lessor or the Lessee to perform any of their material obligations under this Agreement, the Lessor may by notice in writing to the Lessee terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date on which the Lessor or the Lessee, as the case may be, may continue such leasing and such obligations without being in breach of Applicable Law (the Effective Date), and:

(a)	In case of a Lessee Illegality Event: the Lessee will as soon as reasonably practicable redeliver the Aircraft to the Lessor in accordance with Clause 19 (Return of the Aircraft), the applicable provisions of Part A of Schedule 9 (Redelivery Procedure) taking into account such Lessee Illegality Event and the provisions of Part B of Schedule 9 (Redelivery Condition) and shall pay to the Lessor amounts equal to those specified in Clause 21.3 (Payments). The provisions of Clause 21.4 (Sale or re-lease of the Aircraft) and 21.5 (Deregistration) shall apply in respect of any such termination. Without prejudice to the foregoing, the Lessor and the Lessee will consult in good faith up to the Effective Date as to any steps which may be taken to restructure the transaction to avoid such unlawfulness and to enter into substitute arrangements which are valid, legal and enforceable and which have the same commercial effect as this Agreement; or

(b)	In case of a Lessor Illegality Event: the Lessee will as soon as reasonably practicable redeliver the Aircraft to the Lessor in accordance with Clause 19 (Return of the Aircraft) but with the redelivery conditions set out in Clause 22.2 (Return Condition applicable to Lessor Illegality) applying instead of those return procedures and conditions set out in Schedule 9 (Redelivery Procedure and Redelivery Condition). The provisions of Clause 21.5 (Deregistration) shall apply in respect of any such termination. Without prejudice to the foregoing, the Lessor and the Lessee will consult in good faith up to the Effective Date as to any steps which may be taken to restructure the transaction to avoid such unlawfulness and to enter into substitute arrangements which are valid, legal and enforceable and which have the same commercial effect as this Agreement.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Return Condition Applicable to Lessor Illegality

22.2	In circumstances where the Lessee is obliged to redeliver the Aircraft pursuant to Clause 22.1 following the occurrence of a Lessor Illegality Event, the Lessee shall not be obliged to return the Aircraft in accordance with the return conditions set out in Part B of Schedule 9 (Redelivery Condition) and shall only be obliged to return the Aircraft in accordance with the following conditions which shall apply instead of those set out in Part B of Schedule 9 (Redelivery Condition):

(a)	The Aircraft shall be returned with a current Certificate of Airworthiness and, if applicable, the Lessee will assist the Lessor in obtaining a Certificate of Airworthiness for Export issued by the Aviation Authority to the next country of registry (such country to be designated in writing by the Lessor to the Lessee in sufficient time to enable the Lessee to arrange for the issue of the same by the Aviation Authority).

(b)	The Airframe shall have its next sequential “A” check completed.

(c)	The Lessee will facilitate other reconfiguration work requested by the Lessor at the Lessor’s cost. Any such reconfiguration work will not involve any major modifications or alterations to the Aircraft. The Lessee shall not pay Rent while the Aircraft undergoes any additional work requested by the Lessor and the Lessee shall only undertake such work if the Lessee is satisfied that it will not delay the process of redelivering the Aircraft to the Lessor. The Lessee agrees to notify the Lessor if the work requested by the Lessor will affect the timing of the redelivery of the Aircraft and provide the Lessor with a reasonable explanation as to why this is the case.

(d)	The Engines will be returned in serviceable condition with no abnormal deterioration in the performance of any Engine.

(e)	The APU will be serviceable.

(f)	Each Engine and the APU shall pass a magnetic chip detection inspection in accordance with the AMM.

(g)	All Parts, taken as a group shall have an average total Flight Hours and Cycles since new of no more than 115% of the total Flight Hours and Cycles since new accumulated on the Airframe or applicable Engine.

(h)	There shall be no temporary, time-limited or interim repairs on the Aircraft unless the Manufacturer specifically recommends such repair.

(i)	The Lessee, if applicable, shall pay the End of Lease Maintenance Payment Adjustments as set out in Schedule 6 (End of Lease Maintenance Payment Adjustments) in respect of the period up to the date on which the Aircraft is redelivered to the Lessor in accordance with this Clause 22.2.

(j)	All Aircraft systems software shall be up-to-date as of the date on which the Lessee redelivers the Aircraft in accordance with this Clause 22.2.

(k)	Wheels, tyres and brakes shall be serviceable.

22.3	Provided the Lessee has complied with its obligations under Clause 22.2, following the Aircraft being redelivered by the Lessee to the Lessor in accordance with the conditions specified above, the Lessor will deliver to the Lessee written acknowledgement confirming that the Lessee has redelivered the Aircraft to the Lessor in accordance with Clause 22.2.

22.4	Title to any loose equipment installed in the Aircraft upon the Aircraft being re-delivered pursuant to Clause 22.2 shall, without further act, vest in the Owner, free and clear of Security Interests other than Lessor Liens, unless otherwise agreed by the Lessor and the Lessee in writing.

23	Termination Due to Chapter 11 Cases

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

24	Disclaimer

Exclusion

REDACTED *

(a)	none of the Lessor, the Owner, the Security Trustee, the Financiers, the Servicer or any other Indemnitee (collectively, the Protected Parties) will have any liability to the Lessee or any other person in relation to, and no Protected Party has made or given, nor will be deemed to have made or given (whether by virtue of having done or failed to do any act or having acquired or failed to acquire any status under or in relation to this Agreement or otherwise), any warranties or representations, express or implied, with respect to the Aircraft, including (but not limited to) the description, airworthiness, compliance with specifications, operation, merchantability, satisfactory quality, freedom from infringement of patent or other proprietary rights, fitness for any particular use or purpose, value, durability, condition, or design or as to the quality of the material or workmanship, the absence of latent or other defects, whether or not discoverable, or as to any other matter whatsoever, express or implied (including any implied warranty from a course of performance, dealing, usage or trade with respect to the Aircraft); and

(b)	no Protected Party will have any obligation or liability whatsoever to the Lessee (whether arising in contract or in tort, and whether arising by reference to negligence or strict liability of the Protected Parties or otherwise) for:

(i)	any liability, loss or damage caused or alleged to be caused directly or indirectly by the Aircraft or by any inadequacy thereof or deficiency or defect therein or by any other circumstance in connection therewith;

(ii)	the use, operation or performance of the Aircraft or any risks relating thereto;

(iii)	any interruption of service, loss of business or anticipated profits or any other direct, indirect or consequential loss or damage; or

(iv)	the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft.

Waiver

24.2	The Lessee hereby waives, as between itself and the Protected Parties:

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

(a)	all its rights in respect of any condition, warranty or representation, express or implied, on the part of the Protected Parties; and

(b)	all claims against the Protected Parties, however and whenever arising in each case, in respect of or out of any of the matters referred to in Clause 23 (Disclaimer) and save as expressly stated in this Agreement.

Confirmation

24.3	The Lessee confirms that it is fully aware of the provisions of this Clause 24 and acknowledges that the Rent and other amounts payable under this Agreement have been calculated based on its provisions.

25	Assignment and Transfer

Benefit of Agreement

25.1	This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted transferees and assignees.

Lessee Transfer

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

Transfer of rights and obligations by Lessor

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

Lessee Co-operation

25.6	The Lessee agrees to:

(a)	co-operate with all reasonable requests by the Lessor, the Owner and, if applicable, the Financiers in connection with any Lessor Transfer or Security Transfer; and

(b)	subject to, in the case of a Lessor Transfer, each of the conditions set out in Clause 25.3 (Transfer of rights and obligations by Lessor) being satisfied and, in the case of a Security Transfer, each of the conditions set out in Clause 25.5 (Transfer of rights and obligations by Lessor) being satisfied, execute and deliver to the Lessor any documents which are reasonably required in connection with any Lessor Transfer or Security Transfer.

No Restriction

25.7	Nothing in this Clause 25 shall impose any conditions ore restrictions on the Lessor’s rights following termination of the leasing of the Aircraft due to an Event of Default pursuant to Clause 21 (Remedies).

26	Miscellaneous

Notices

26.1	All notices under or in connection with this Agreement will unless otherwise stated be given in writing by letter or e-mail. Any consent or permission from the Lessor must be in writing. Any notice will be deemed to have been delivered as follows:

(a)	if the notice is by letter, it will be effective when it is delivered;

(b)	if the notice is by e-mail, when the email message is sent, provided that the message is in legible form and no message is received by the sender indicating that such message has not been received by or delivered to the intended recipient.

The current address, e-mail address and phone numbers of the Lessor and the Lessee are in Part B of Schedule 7 (Reporting & notices) and may only be amended by notice in writing.

Language

26.2	All notices and documents to be given under this Agreement must be in English. If they are not in English, they must be given with a certified English translation. If there is any difference between the English version of this Agreement and any version in any other language, the English version will apply.

Rights

26.3	The rights of both Parties under this Agreement may be used as often as each Party considers appropriate, are cumulative and apply in addition to its rights under any law.

26.4	Any Party only loses any of its rights if it specifically waives them in writing. If any of the Parties decides not to use any of its rights or delays in using such rights, that does not mean it cannot exercise such rights at a future date.

Severability

26.5	If a provision of this Agreement is or becomes illegal, invalid or cannot be enforced, in any jurisdiction that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any of the other provisions of this Agreement; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

Expenses

26.6	Except as expressly provided in this Agreement, each Party shall bear its own fees, costs and expenses in connection with the preparation, negotiation and completion of this Agreement and the other Transaction Documents (including the fees and expenses of its own legal, tax or other advisors).

26.7	Any fees, costs and expenses arising pursuant to amendments to this Agreement or the other Transaction Documents requested by the Lessor or the Lessee shall be borne by the relevant Party requesting such amendments or as otherwise mutually agreed.

The whole agreement

26.8	This Agreement and the other Transaction Documents is the whole agreement between the Lessor and the Lessee for leasing the Aircraft and replaces all previous agreements. This Agreement can only be amended in writing signed by both Parties.

Counterparts

26.9	Any Transaction Document may be executed in any number of counterparts and by the Parties on separate counterparts. Each counterpart shall constitute an original of the relevant Transaction Document, but together the counterparts shall constitute one document.

Set-off

26.10	At any time following the occurrence of an Event of Default which is continuing, the Lessor may set-off any debt owed by the Lessee under the Transaction Documents against any debt the Lessor owes the Lessee under the Transaction Documents and the Other Transaction Documents. This can happen in any currency even if the debts are owed in different currencies. If the debts are in different currencies, the Lessor may convert either debt at the market rate of exchange available in London or New York. If the amount of a debt is unknown, the Lessor may estimate the amount. Any difference between the estimated debt and the actual debt will be paid by either the Lessor or the Lessee, as appropriate, when the amount becomes known.

Lease manager

26.11	If the Lessor notifies the Lessee that it has appointed a Servicer as its agent to act on its behalf under this Agreement generally, then the Lessor agrees that until the earlier of (i) the termination of this Agreement and (ii) written notification to the Lessee from the Lessor to the contrary, the Lessee shall, without enquiry, be entitled to and shall communicate with and deal with such Servicer with respect to all matters relating to this Agreement (including as to the performance of obligations hereunder) and the Aircraft as if communicating with and dealing with the Lessor. However, except as provided in this Agreement, such Servicer’s appointment to act as lease manager shall not in any way diminish any of the Lessee’s rights under this Agreement or render its obligations or liabilities under this Agreement more onerous.

Delegation

26.12	The Lessor may delegate to any other person or persons all or any of the rights, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions as the Lessor in its absolute discretion thinks fit. The Lessor shall remain primarily liable for the performance of such obligations notwithstanding such delegation.

Further Assurances

26.13	Each Party shall, and shall use all reasonable endeavours to procure that third parties shall, execute and sign such documents and do such acts and things as any other Party shall reasonably request in order to carry out the intended purpose of this Agreement or to establish, perfect, preserve or enforce that Party’s rights under this Agreement. Unless otherwise agreed in this Agreement, the reasonable out of pocket expenses incurred by a Party pursuant to this Clause 26.13 shall be borne by the Party which makes a request hereunder.

Amendments

26.14	The terms of this Agreement are only capable of amendment with the written consent of the Parties and any such amendment will be binding on all Parties.

27	Law

Law

27.1	This Agreement and any non-contractual obligations arising from or in connection with it are governed by and shall be construed in accordance with English law.

Jurisdiction

27.2	The courts of England shall have jurisdiction to settle any disputes arising out of or in connection with this Agreement and any non-contractual obligations arising out of or in connection with this Agreement, except that during the pendency of the Chapter 11 Cases, the Bankruptcy Court shall have exclusive jurisdiction over any disputes. For such purposes each Party irrevocably submits to the jurisdiction of the English courts and the Bankruptcy Court and waives any objection to the exercise of such jurisdiction.

Courts

27.3	Each Party agrees that:

(a)	following the closing of the Chapter 11 Cases, it will not object to the courts of England being used for any disputes regarding this Agreement; and

(b)	a judgment or order of a court of England regarding this Agreement is final and binding and can be enforced elsewhere in the world, subject to applicable laws.

Lessor’s Rights

27.4	Notwithstanding Clause 27.2 (Jurisdiction) above and provided the Chapter 11 Cases have been closed:

(a)	the Lessor may commence proceedings:

(i)	in any other court of competent jurisdiction; and

(ii)	concurrently in more than one jurisdiction. Each of the Lessor and the Lessee irrevocably submits to the jurisdiction of any such court and waives any objection to the exercise of such jurisdiction; and

(b)	Notwithstanding Clause 27.2 (Jurisdiction) above and provided that the Chapter 11 Cases have been closed, the Lessee may commence proceedings: (i) in any other court of competent jurisdiction; and (ii) concurrently in more than one jurisdiction, in relation to any breach of the Lessor’s covenant of quiet enjoyment contained in Clause 8.1 (Quiet enjoyment) or the Security Trustee’s quiet enjoyment covenant contained in any Security Trustee’s quiet enjoyment letter. Each of the Lessor and the Lessee irrevocably submits to the jurisdiction of any such court and waives any objection to the exercise of such jurisdiction.

27.5	Notwithstanding Clause 27.2 (Jurisdiction) above and provided that the Chapter 11 Cases have been closed, provided further that no Event of Default has occurred, the Lessee may commence proceedings: (a) in any other court of competent jurisdiction; and (b) concurrently in more than one jurisdiction, in relation to any undisputed breach of (i) the Lessor’s covenant of quiet enjoyment contained in Clause 8.1 (Quiet enjoyment) or (ii) the Security Trustee’s quiet enjoyment covenant contained in any Security Trustee’s quiet enjoyment letter and in such circumstances, the Lessor and the Lessee each irrevocably submits to the jurisdiction of any such court and waives any objection to the exercise of such jurisdiction.

Process Agent

27.6	The Lessee appoints the London office of LATAM Airlines Group S.A., currently located at Room 2038, Second Floor, D’Albiac House. Cromer Road, Heathrow Airport, London, TW6 1SD, England (marked for the attention of: Gonzalo Garcia) as its agent for service of process in England to be served with court documents relating to this Agreement. The Lessee must maintain a valid agent for receipt of process in England from the date of this Agreement until the Expiry Date and may not change the identity of such agent without giving prior notice to the Lessor.

27.7	The Lessee agrees that if its process agent does not notify the Lessee about any court documents served on it, this will not affect the proceedings concerned.

27.8	The Lessee agrees that court documents can be served on it by faxing, posting or hand delivering a copy to its process agent at the address above.

27.9	The Lessor appoints Holland & Knight (UK) LLP, currently located at Leaf 27C, Tower 42, 25 Old Broad Street, London EC2N 1HQ, as its process agent in England to be served with court documents relating to this Agreement. The Lessor must maintain a valid agent for receipt of process in England from the date of this Agreement until the Expiry Date and may not change the identity of such agent without giving prior notice to the Lessee.

27.10	The Lessor agrees that if its process agent does not notify the Lessor about any court documents served on it, this will not affect the proceedings concerned.

27.11	The Lessor agrees that court documents can be served on it by faxing, posting or hand delivering a copy to its process agent at the address above.

Waiver of Sovereign Immunity

27.12	The Lessee irrevocably and unconditionally:

(a)	agrees that if the Lessor brings legal proceedings against it or its assets in relation to this Agreement or any other Transaction Document no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

Cape Town Convention Immunity

27.13	Each Party hereby waives any immunity from suit, from the jurisdiction of any court or from any legal or judicial process or remedy and, without limiting the generality of the foregoing, each Party hereby waives in accordance with Article 57 of the Cape Town Convention any sovereign immunity from jurisdiction of the courts specified in Clause 27.2 (Jurisdiction) or relating to the enforcement of rights and interests relating to the Aircraft, the Airframe and/or any Engine.

28	Confidentiality

28.1	The Lessor and the Lessee agree that the Transaction Documents are to be kept confidential. Neither Party (including its respective officers, directors, agents and advisors) will disclose any information from or in connection with the Transaction Documents without the consent of the other which consent shall not be unreasonably withheld or delayed, except for:

(a)	disclosures made by the Lessor to actual or potential assignees and transferees who satisfy the assignment and transfer criteria in Clause 25.3 (Transfer by Lessor) or Clause 25.4 (Security Transfer by Lessor) (as applicable), financiers, investors, direct or indirect shareholders and/or rating agencies or to their respective professional advisors, provided that, in each case, such persons have entered into a confidentiality agreement with the Lessor or are subject to professional obligations to maintain such confidentiality;

(b)	disclosures made by either Party to its professional advisers (including lawyers), agents, or as may be required by Applicable Law, regulatory bodies, auditors or similar;

(c)	disclosures to any export credit agency, who may further disclose to the extent required to do so by Applicable Law;

(d)	disclosure made by the Lessor to its Affiliates; and

(e)	disclosures made by the Lessee to its Affiliates.

(f)	disclosures made by Lessee under its obligations as a debtor under the Chapter 11 Cases including (i) to the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases on a professional eyes’ only basis (ii) the agents under that certain Super-Priority Debtor-in-Possession Term Loan Agreement on a confidential basis and (iii) the Ad Hoc Group of LATAM Bondholders in the Chapter 11 Cases on a professional eyes’ only basis.

28.2	The Parties will not be precluded in any manner or in any way from providing, arranging or participating in any financing for, providing advisory or other services to third parties in, or acting as principal in, transactions which may involve the other Party; provided that such does not disclose any confidential information in connection therewith.

29	Third Party Rights

The Parties do not intend that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 (the Act) by any person who is not a party to this Agreement, provided that each Indemnitee may enforce its rights under this Agreement in accordance with the terms of the Act. The Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement without the consent of any person who is not a party to this Agreement.

THIS AGREEMENT has been entered into on the date shown at the beginning of this Agreement.

Schedule 1

Definitions and Interpretation

Part A

Definitions

Actual Location means Victorville, California, United States of America

Affiliate in relation to any person means any person directly or indirectly controlling, controlled by or under common control with that person

Agreed Value

REDACTED *

Aircraft means the aircraft described in Schedule 2 (Aircraft Particulars) (and includes a separate reference to all Engines, Parts, the APU and the Landing Gear and Aircraft Documents except where it would not make sense to interpret the reference to Aircraft in that way)

Aircraft Documents means, whether in paper, photographic, digital, electronic or other medium, (i) the manuals and records identified in the attachments to the Technical Acceptance Certificate hereto and as set out in Schedule 5 (Aircraft Documents) and all other records and documentation pertaining to the Aircraft and delivered with the Aircraft on the Delivery Date (including all documents of delivery of the Aircraft from the Airframe Manufacturer) and (ii) all other records and documentation generated during the Lease Period that are related to any maintenance, inspections, repair, alterations, modifications or additions accomplished during the Lease Period with respect to the Aircraft

AMM means the Aircraft Maintenance Manual

Airframe means the Aircraft, excluding the Engines and the Aircraft Documents

Airframe 12-Year Check means the airframe 12 year check which shall include the completion of the 12 year structural tasks, system and zonal tasks and all lesser due tasks and checks in accordance with the then current revision of the Maintenance Programme

Airframe Reserve Rate has the meaning set forth in Schedule 6 (End of Lease Maintenance Payment Adjustments)

Airframe Manufacturer means The Boeing Company

Airframe Warranties means the package of airframe warranties specified in the Airframe Warranties Agreement

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Airframe Warranties Agreement means the agreement entered into or to be entered into, between the Lessor, the Lessee, the Owner, the Airframe Manufacturer and (if applicable) the Security Trustee in relation to the Airframe Warranties

Airworthiness Directive or AD means each airworthiness directive issued by any of the Aviation Authority, EASA or the FAA, specifying conditions, limitations, modifications, inspections or corrective actions to be taken in respect of the Aircraft

Anti-Corruption Laws means the US Foreign Corrupt Practices Act of 1977, as amended, and any other anti-bribery or anti-corruption law or regulation in any jurisdiction applicable, in the case of the Lessor, to the Lessor and in the case of the Lessee, to the Lessee and any Permitted Sublessee, the Financiers or the Aircraft

Anti-Money Laundering Laws means those money laundering statutes in any jurisdiction applicable, in the case of the Lessor, to the Lessor and in the case of the Lessee, to the Lessee (including, but not limited to, Law 19.913) and the Lessor, any Permitted Sublessee, the Financiers or the Aircraft, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency

Applicable Law	REDACTED*

Approval Order has the meaning given to such term in Part A of paragraph 5(b) of Schedule 3

Approved Maintenance Performer means (a) for all major checks, repairs and maintenance (including any C Check, any shop visit for an Engine or the APU, any Landing Gear Overhaul or the overhaul of any serialized components) and all Major Modifications, any maintenance facility approved by (i) the local Aviation Authority and (ii) either EASA or the FAA or (b) for all lower level checks, repairs and maintenance, any maintenance facility approved by the Aviation Authority which, provided Lessee has the requisite licenses and approvals, may be Lessee

Approved Non-OEM Part

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

APU means the auxiliary power unit installed in the Airframe on the Delivery Date until replaced in accordance with this Agreement and includes any such replacement unit

APU Operating Hour means each hour or part of an hour during which the APU is operated

APU Power Section Refurbishment means, with respect to the APU, a level of work where, at a minimum, complete disassembly of the power section and load compressor so as to achieve “zero- time” status on power section and load compressor, all in accordance to the Manufacturer’s then current heavy repair and full gas path overhaul criteria

APU Reserve Rate has the meaning set forth in Schedule 6 (End of Lease Maintenance Payment Adjustments)

Assignment of Insurances means the assignment of insurances entered into, or to be entered into as the context may require, between the Lessee as assignor and the Lessor as assignee

Authorisation means an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation or registration

Aviation Authority means each of the authorities which, under the Applicable Law of the State of Registration may from time to time control or supervise civil aviation in the State of Registration or exercise jurisdiction over matters relating to the Aircraft

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Aviation Authority Letter means a letter (in a form which will be accepted by the Aviation Authority) from the Lessee or, if applicable, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee, addressed to the Aviation Authority, pursuant to which the Lessee or, if applicable, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee authorises the Lessor to obtain from the Aviation Authority a general statement of account in relation to charges incurred by the Lessee or, if applicable, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee in respect of all aircraft (including the Aircraft) operated by the Lessee or, if applicable, if the Aircraft is subleased pursuant to a Permitted Sublease, the Permitted Sublessee under a lease agreement with the Lessor

Back-to-Birth Traceability means in respect of any Life Limited Part, original documentary evidence (or a certified true copy of such original documentary evidence) specifying the part number and the unique serial number of such Life Limited Part, and providing a detailed full operational history record having the following:

(a)	the original delivery document (or a certified true copy of such original delivery document) where original delivery document means (x) for a part delivered new as a spare part, the manufacturer’s airworthiness document (FAA 8130-3 or EASA Form 1) showing the part number and serial number, (y) for a part delivered new installed on an assembly, the manufacturer’s assembly listing showing part number, serial number, assembly serial number and where relevant the as-delivered model and thrust rating;

(b)	a certified removal/installation transaction history detailing an unbroken record of the hours and cycles elapsed at each relevant thrust rating (for engine Life Limited Parts) or at each certified take-off weight (for landing gears, if applicable) from new up to current; and

(c)	if provided from a person other than the OEM, a statement from the last operator to the effect that such part was never involved in any major incident or accident and, to the extent available, was never subjected to over temperature extreme stress condition or immersion in salt water and was not obtained from any government or military source

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York

Beneficiary	REDACTED *

Broker’s Letter of Undertaking means an undertaking from the Insurance Broker in the form as recognised by the Lloyds Insurance Broker’s Committee or otherwise acceptable to the Lessor (acting reasonably)

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Business Day means:

(a)	a day (other than a Saturday or Sunday) on which business of the nature required by this Agreement is carried out in New York, United States of America and Santiago, Chile; and

(b)	where used in relation to payments, a day (other than a Saturday or Sunday) on which banks are open for business in New York, United States of America and Santiago, Chile

Cabin Reconfiguration has the meaning given to such term in Clause 14.18 (Cabin Reconfiguration)

Cape Town Convention means:

(a)	the Convention on International Interests in Mobile Equipment (the Convention); and

(b)	the Protocol to the Convention on Matters Specific to Aircraft Equipment (the Protocol),

both signed in Cape Town, South Africa on 16 November 2001 and references to any Articles of the Cape Town Convention refer to the English language version of the Consolidated Text

C Check means a maintenance check on the Airframe under the Approved Maintenance Program consisting of full and complete zonal, systems and structural check and any other maintenance and inspection tasks that are a part of such checks (including “A” checks and lesser checks) and resultant repairs, all in accordance with the Approved Maintenance Program, or if the Approved Maintenance Program permits such structural check to be performed in phases, the performance of such phases shall constitute a complete zonal, systems and structural block “C” check

Chapter 11 Cases mean those certain proceedings under chapter 11 of Title 11 of the United States Code, 11 U.S.C. §101 et. Seq., of the Lessee and its affiliated debtors and debtors-in-possession, filed on 26 May 2020, 7 July 2020, and 9 July 2020 in the Bankruptcy Court

Chapter 11 Events means the Chapter 11 Proceedings together with the events and circumstances in existence as of the date of this Agreement which affect or relate to the financial condition of the Lessee or any of its affiliated debtors

Chapter 11 Proceedings means the Chapter 11 Cases together with the related parallel and ancillary proceedings in Chile, Colombia and the Cayman Islands

Compliance Authority means the certifying authorities of the State of Design (as such expression is defined in Annex 8 of the Convention on International Civil Aviation) in respect of the Aircraft, which means any of the Airframe, any Engine or Part Manufacturer or such other agency or authority as shall succeed its functions

Condition Confirmation Certificate means, if applicable with respect to an Engine, the condition confirmation certificate substantially in the form of Schedule 14 (Form of Condition Confirmation Certificate) to be entered into between the Lessee and the Lessor upon completion of the shop visit for such Engine contemplated by Schedule 4 (Delivery Condition)

Consolidated Text means the consolidated text of the Convention and the Protocol attached to Resolution No. 1 of the Final Act of the diplomatic conference held to adopt the Convention and the Protocol

Cut-Off Date	REDACTED *

Cycle means (i) with respect to the Airframe, one take-off and landing of the Aircraft, (ii) with respect to an Engine or Part, one take-off and landing of the aircraft on which the relevant Engine or Part is installed (each “touch and go” will be one Cycle) and (iii) with respect to the APU, one APU start and shut down

Damage Notification Threshold	REDACTED*

Default means an Event of Default or any event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition, may constitute an Event of Default

Default Rate	REDACTED*

Delivery means the delivery of the Aircraft to and its acceptance by the Lessee under this Agreement, as evidenced by execution of the Final Acceptance Certificate by the Lessee

Delivery Date means the date on which Delivery takes place

Delivery Ferry Flight has the meaning set forth in Schedule 4 (Delivery Procedure)

Delivery Location means the facilities of the Lessee in Santiago, Chile or such other location agreed by the Lessor and the Lessee

Delivery Procedure means the inspection and other procedures to verify that the Aircraft is in the delivery condition, as described in Schedule 4 (Delivery Procedure)

DER Repair means a repair which has been approved for use on the Aircraft by a person or organization designated as an engineering representative of the FAA or EASA having approval authority appropriate to the work being approved

Deregistration Power of Attorney means a duly executed irrevocable deregistration power of attorney from the Lessee and, if applicable, any Permitted Sublessee, in favour of the Lessor and, if applicable, the Security Trustee, in form and substance reasonably satisfactory to the Lessor and, if applicable, the Security Trustee

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

DGAC Chile means the Dirección General de Aeronáutica Civil de Chile, or any Government Entity that is the successor thereto

Dollars or $ means the lawful currency of the United States of America

EASA means the European Aviation Safety Agency or any other organisation or authority that, under the laws of the European Union, shall from time to time have jurisdiction over, amongst other things, aircraft airworthiness standards for the European Union

End of Lease Maintenance Payment Adjustments means the payments payable by the Lessee to the Lessor, or the payments payable by the Lessor to the Lessee, as the case may be, pursuant to Schedule 6 (End of Lease Maintenance Payment Adjustments)

Engine means:

(a)	each engine and its constituent Engine Modules (whether or not installed on the Airframe) as specified in the Technical Acceptance Certificate; or

(b)	any Replacement Engine which has replaced an engine referred to in paragraph (a) above or this paragraph (b) in accordance with this Agreement, title to which has vested in the Owner

Engine Life Limited Parts or Engine LLPs means those Parts, defined by the Engine Manufacturer in the engine manual, or by EASA or the FAA or the Aviation Authority through Airworthiness Directives, requiring retirement and subsequent replacement on a mandatory basis prior to or upon the expiration of the Engine Manufacturer’s certified life, such life being expressed in terms of Cycles, Flight Hours, landings or calendar time

Engine Life Limited Part Replacement or Engine LLP Replacement means when replaced, replacement Engine LLPs shall have at least equivalent life as the replaced Engine LLP

Engine Maintenance Programme or EMP means the latest version of the Engine Manufacturer’s generic engine management programme or workscope planning guide applicable to the Engines

Engine Manufacturer means Rolls-Royce plc

Engine Modules means any of the seven major modules of an Engine, namely: (1) the High Pressure Compressor Module (the HPC), (2) the High Pressure Turbine Module (the HPT), (3) the Combustor,

(4)       Fan Booster/Low Pressure Compressor (Fan Booster/LPC), (5) Low Pressure Turbine (LPT), (6) Gearbox, and (7) Intermediate Pressure Compressor (IPC) each of which is comprised of sub- modules, as set forth in the guidelines OEM planning guide

Engine Performance Restoration Shop Visit means the disassembly, inspection and, at a minimum, full refurbishment of the core modules in accordance with the Engine Maintenance Programme

Engine Replacement Period means the period starting twenty-four (24) months prior to the Redelivery Date and ending on the Redelivery Date

Engine Warranties means a package of engine warranties specified in the Engine Warranties Agreement

Engine Warranties Agreement means the agreement entered into or to be entered into, between the Lessor, the Lessee, the Owner, the Engine Manufacturer and (if applicable) the Security Trustee in relation to the Engine Warranties

Equipment Change means any modification, alteration, addition to or removal from the Aircraft during the Lease Period

Event of Default means an event specified in Clause 20 (Events of Default)

Expiry Date means:

(a)	the Scheduled Expiry Date;

(b)	the Total Loss Payment Date; or

(c)	the date on which the leasing of the Aircraft to the Lessee is expressed to terminate under this Agreement,

whichever is the earliest or, if the Redelivery of the Aircraft has been extended pursuant to Clause 19.2(a) in order to rectify any non-compliance with the Redelivery Condition, the actual Redelivery Date

FAA means the Federal Aviation Administration of the United States of America and any successor thereof

Financier means any person or persons through which the Lessor or the Owner may from time to time finance or refinance its interest in the Aircraft and/or for whose benefit security over, or rights relating to, the Aircraft and/or any Transaction Document may be granted (including by way of a declaration of trust) by the Lessor or the Owner or at its request, and includes the Security Trustee as well as any underwriter, placement agent or syndication agent, any export credit agency and any other person identified as a “Financier” for the purposes of this Agreement, as may be notified by the Lessor to the Lessee from time to time

Financing Documents means each present and/or future document which is from time to time related to any financing of the Aircraft (including for such purpose any mortgage or leasing arrangements whether or not constituting a financing and any documents ancillary thereto)

Final Acceptance Certificate means the acceptance certificate to be entered into between the Lessee and the Lessor after the Delivery Ferry Flight on the Delivery Date substantially in the form of Schedule 12 (Form of Final Acceptance Certificate)

Final Inspection has the meaning given to such term in Section 1(a) of Part A of Schedule 9 (Redelivery Procedure)

Fixed Rent	REDACTED*

Fixed Rent Commencement Date means the day immediately after, as applicable, (i) the PBH Expiry Date as may be extended pursuant to, and in accordance with the terms of, Clause 6.2 or (ii) the end of the PBH Extension Period

Fixed Rent Payment Date means the first day of each Fixed Rent Period, provided that if a Fixed Rent Period does not constitute the duration of the entire applicable month, the Fixed Rent for such period shall be prorated on the basis of a 30 day month

Fixed Rent Period means each of the consecutive monthly periods throughout the period commencing on and including the Fixed Rent Commencement Date and ending on the Expiry Date

Flight Hour means each hour or part thereof (rounded up to two decimal places) elapsing from the moment at which the wheels of the Aircraft, or in the case of any Part or Engine temporarily installed on another aircraft, leave the ground on take-off until the wheels touch the ground on landing following such flight

Government Entity means:

(a)	any national government, political subdivision thereof, or local jurisdiction therein;

(b)	any instrumentality, board, commission, court, or agency of any thereof, however constituted; and

(c)	any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant

Gross Negligence means any intentional action or decision of a person which is taken or made by such person with reckless disregard for the consequences of such action or decision

Habitual Base means: (i) Brazil; (ii) Chile; (iii) the principal operations base of any Permitted Sublessee provided such base is not in a country or countries which is a Prohibited Jurisdiction; or (iv) subject to the prior written consent of the Lessor acting reasonably, any other country or countries not being a Prohibited Jurisdiction in which the Aircraft is for the time being habitually based (and for this purpose, the Aircraft shall be “habitually based” at the location from which the Aircraft departs on a flight (or a series of flights) and to which it customarily returns and remains between such flights (or series of flights))

*All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

IATA means the International Air Transport Association

IDERA means an irrevocable deregistration and export request authorisation suitable for filing with the relevant Aviation Authority, substantially in the form referred to in the Cape Town Convention or otherwise in form and substance reasonably satisfactory to the Lessor

IFRS means the international financial reporting standards

Indemnitee means the Lessor, the Owner, the Financiers, the Servicer, the Lessor Guarantor and any and each of their respective shareholders, subsidiaries, affiliates, partners, directors, employees, agents, members and officers

Insurance means the insurance cover (including any reinsurance) to be taken out under Clause 18 (Insurance) and Schedule 8 (Insurance Requirements)

Insurance Broker means Marsh Ltd or Willis Limited London or any other insurance broker with insurers of recognised standing in London or New York who normally participate in aviation insurances in the leading international insurance markets and led by internationally recognised and reputable underwriters approved by the Lessor (acting reasonably) for the purposes of this Agreement

International Registry means the international registration facilities established for the purpose of the Convention

Invoice Date has the meaning set forth in Clause 6.1

Landing Gear means the landing gear assembly of the Aircraft, excluding any wheels, tyres or brakes

Landing Gear Overhaul means an overhaul of a Landing Gear assembly in accordance with the Manufacturer’s repair manual that restores such Landing Gear to a “zero time since overhaul” condition in accordance with the Manufacturer’s repair manual and is performed in accordance with the Manufacturer’s overhaul specifications and operating criteria (excluding any rotable components such as wheels, tyres, brakes and consumable items)

Landing Gear Reserve Rate has the meaning set forth in Schedule 6 (End of Lease Maintenance Payment Adjustments)

Lease Period means the period commencing on the Delivery Date and ending on the Expiry Date

Leasing Affiliate means, in each case, so long as they are an Affiliate of the Lessee at the time of the relevant event:

(a)	LATAM-Airlines Ecuador S.A.;

(b)	Aerovías de Integración Regional S.A. (doing business as LAN Colombia);

(c)	LAN Argentina S.A.;

(d)	LATAM Airlines Perú S.A.;

(e)	Transporte Aéreo S.A. (doing business as LAN Express);

(f)	TAM Linhas Aéreas S.A. and its affiliates;

(g)	ABSA Aerolinhas Brasileiras S.A.; and

(h)	any other company that currently is or in the future becomes an affiliate of the Lessee, because:

(i)	it is controlled, directly or indirectly, by the Lessee;

(ii)	more than half of its issued share capital is beneficially owned, directly or indirectly, by the Lessee; or

(iii)	it is a subsidiary of another Leasing Affiliate.

For the purposes of this definition, the Lessee shall be deemed to “control” another entity if: (1) the Lessee possesses, directly or indirectly, the power to direct the management or policies of such other entity either through: (i) the ownership of voting rights; (ii) control of the board (including control of its composition) of the other entity; or (iii) indirect control of (i) and (ii); or (2) such other entity would, under relevant accounting principles, be consolidated or required to be consolidated for accounting purposes with the Lessee

Lessee Illegality Event means a change which makes it (or will make it) unlawful in any jurisdiction for the Lessee to fulfil or perform any of the covenants or obligations expressed to be assumed by it under this Agreement or any other Transaction Document it is a party

Lessor Event

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

provided that, in each case, all the conditions precedent to the obligations of the Lessor hereunder and under the other Transaction Documents have been satisfied and the Aircraft has been tendered for delivery by the Lessor in accordance with the terms of the Transaction Documents in the Delivery Condition (and in circumstances where the Lessee has confirmed it is prepared to accept delivery of the Aircraft hereunder)

Lessor Guarantor	REDACTED*

Lessor Guarantee	REDACTED*

Lessor Illegality Event means a change which makes it (or will make it) unlawful in any jurisdiction for the Lessor to give effect to any of its obligations expressed to be assumed by it under this Agreement or any other Transaction Document it is a party, save where a Lessee Illegality Event has occurred and is continuing

Lessor Lien means any Security Interest over or in respect of the Aircraft or any Transaction Document:

(a)	created by the Lessor or the Owner or through the Lessor or the Owner, including in connection with the financing of the Aircraft;

(b)	created by or through any Financier;

(c)	resulting from acts of or claims against the Lessor or the Owner or any Indemnitee not arising as a result of the operation of the Aircraft or the transactions contemplated by or permitted under this Agreement (other than as a consequence of the occurrence of an Event of Default) or to any act or omission of the Lessee;

(d)	created as part of a Security Transfer; or

(e)	resulting from a Lessor Tax

Lessor’s Cabin Reconfiguration Contribution has the meaning given to such term in Clause 14.19(a) (Cabin Reconfiguration)

Lessor Tax means Taxes:

(a)	imposed as a direct result of activities of such Tax Indemnitee in the jurisdiction imposing the liability unrelated to such Tax Indemnitee’s dealings with the Lessee or to the transactions contemplated by this Agreement or the operation or return of the Aircraft by the Lessee;

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

(b)	imposed on the net income, profits or gains of such Tax Indemnitee by any Government Entity in their respective state of tax residence, other than:

(i)	Taxes payable by such Tax Indemnitee as a result of such Tax Indemnitee being required to include in its gross income any amount attributable to any improvement, alternation, substitution or addition to the Aircraft;

(ii)	Taxes which are imposed solely by reason of the presence, registration, use or operation of the Aircraft in any jurisdiction;

(iii)	Taxes which are imposed by reason of or consequent upon any Default or any breach by the Lessee of, or any failure by the Lessee to perform any of its obligations under, or any misrepresentation made by the Lessee in, this Agreement; or

(iv)	Taxes which result solely from the situs of organisation, any place of business or any activity of the Lessee or any other person having use, possession or custody of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax;

(c)	imposed solely as a result of an event occurring after the Expiry Date which is not related to such Tax Indemnitee’s dealings with the Lessee or the transactions contemplated by this Agreement or the operation or return of the Aircraft by the Lessee;

(d)	which such Tax Indemnitee has and which would have arisen even if the Transaction Documents had not been entered into;

(e)	which are caused by a breach or default by the Lessor of any of its express obligations under a Transaction Document which does not result from, or is contributed by, any act or omission of any person other than the Lessor, other than in the case of a breach or default by the Lessor of Clause 8.1(Quiet enjoyment) which does not result from any act or omission of any person (including, without limitation, the Lessee or the Permitted Sublessee) other than the Lessor or any person claiming by or through the Lessor;

(f)	which are caused by such Tax Indemnitee’s fraud, wilful misconduct or Gross Negligence;

(g)	which are caused by any express representation or warranty given by such Tax Indemnitee in any Transaction Document not being true and correct at the date when, or when deemed to have been, given or made which does not result from any act or omission of any person other than such Tax Indemnitee;

(h)	which are expressly agreed to be borne by such Tax Indemnitee pursuant to the terms of this Agreement or any other Transaction Document;

(i)	which arise solely as a result of any act or event or occurrence which occurs before Delivery;

(j)	which arise as a result of any financing arrangement with respect to the Aircraft including any amounts payable under or in connection with the Financing Documents;

(k)	imposed on or payable by a Tax Indemnitee that would not have been imposed or payable but for the existence of any head lease arrangements put in place voluntarily by a Tax Indemnitee and not following the request of the Lessee or a restructuring of this Agreement undertaken with the agreement of the Lessee;

(l)	which arise as a result of any sale, assignment, transfer or other disposition by a Tax Indemnitee of the Aircraft or any interest therein unless such sale, assignment, transfer or other disposition occurs in connection with, or arises following, a Total Loss, or relates to the replacement of any Engine or Part as contemplated by this Agreement; or

(m)	which constitute penalties, additions to Tax, fines or interest on Taxes which would not have arisen but for the reasonably avoidable delay or failure by a Tax Indemnitee in the filing of any tax returns, statements or other documentation with any relevant Tax authority:

(i)	where such Tax Indemnitee was aware that such filing was required or legally possible; or

(ii)	following any reasonable written request by the Lessee to make such a filing, (any such request containing sufficient detail to enable such Tax Indemnitee to comply with the terms thereof), except to the extent that:

(A)	such delay or failure has been requested by the Lessee or caused by any delay or failure by the Lessee to provide any information or documents which such Tax Indemnitee may reasonably request;

(B)	such delay or failure is caused by any circumstances outside such Tax Indemnitee’s reasonable control; or

(C)	such Tax Indemnitee in its sole discretion (acting in good faith) determines that the relevant filing would prejudice the tax position or business affairs of such Tax Indemnitee or would be illegal or contrary to any directive or policy of any governmental or taxation authority

Lessor Transfer has the meaning given to such term in Clause 25.3

Life Limited Parts or LLPs means those Parts, defined by the Manufacturer or by EASA, the FAA or the Aviation Authority through Airworthiness Directives, requiring retirement and subsequent replacement on a mandatory basis prior to, or upon the expiration of, the Manufacturer’s certified life, such life being expressed in terms of Cycles, Flight Hours, landings and calendar time

Loss means any cost, expense (including the fees of professional advisers and out-of-pocket expense), financial liability, damage or monetary loss of any kind but excluding Taxes

Loss Payee means the Lessor or, if the Lessor so notifies the Lessee in writing, the Security Trustee

Maintenance Programme means the maintenance programme of the Lessee or any Permitted Sublessee which for the Aircraft shall be generally based on the MPD and which for any Engine not installed on the Aircraft shall be in accordance with the Engine Maintenance Programme. The Maintenance Programme shall be approved the Aviation Authority

Mandatory Equipment Change means an Equipment Change that is required by, or performed to comply with, an AD, Aviation Authority or EASA regulations or a Service Bulletin required to be performed to comply with an AD or Aviation Authority regulations including any Equipment Change required pursuant to Clause 14.12

Manufacturer means:

(a)	in the case of the Airframe, the Airframe Manufacturer;

(b)	in the case of the Engines, the Engine Manufacturer; and

(c)	in the case of a Part, the original equipment manufacturer of such Part

Manufacturer Warranties means both of the Airframe Warranties and the Engine Warranties

Material Default means any event which, with the giving of notice, lapse of time, determination of materiality or fulfilment of any other applicable condition, may constitute an Event of Default under Clauses 20.1(b) (Non-payment by the Lessee), 20.1(c) (Failure to Insure), 20.1(j) (Insolvency) or 20.1(l) (Insolvency Proceedings)

MPD or Maintenance Planning Document means the latest version of the maintenance planning document issued by the Manufacturer setting out the maintenance tasks for the Aircraft and the thresholds and/or intervals at which such tasks should be completed.

Non OEM Part means a replacement Part which has not been either (a) manufactured by the Manufacturer or the Engine Manufacturer, as appropriate or (b) approved and warranted in writing by the Manufacturer or the Engine Manufacturer, as appropriate.

Notice and Acknowledgement means a notice and acknowledgement entered into, or to be entered into as the context may require, between any of the Lessor, the Owner and the Security Trustee and the Lessee substantially in such form as may be reasonably required by the Lessor or the Security Trustee

OEM means the original equipment manufacturer

OEM Part means a part that has been manufactured by the same Manufacturer of the Part it replaces

Original Financial Statements means the Lessee’s consolidated audited financial statements for its financial year ended 31 December 2020

Other Agreement	REDACTED *

Other A321 Agreement	REDACTED *

Other A321 Aircraft	REDACTED *

Other B787 Agreement	REDACTED *

Other B787 Aircraft	REDACTED *

Owner means the Lessor or such other person as the Lessor may notify to the Lessee as the owner of the Aircraft from time to time

Part means each component, furnishing or part (other than a complete Engine or Engine Module) supplied with the Aircraft on the Delivery Date, in each case until replaced in accordance with this Agreement and includes any such replacement, and all technical data (including historical, operational and maintenance records related thereto)

Party means a party to this Agreement

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Passenger Convenience Item means seating and/or seating configuration, IFE, broadband (Wifi), and/or audio entertainment systems, galley provisions (i.e. carts, coffee makers, water boilers, chillers, etc.), lavatory provisions and any other item, component, system or part which is installed on the Aircraft solely for the convenience of the passenger

PBH Commencement Date means the Delivery Date

PBH Expiry Date	REDACTED *

PBH Extension Period means, if the Lessee exercises its right to extend the PBH Period pursuant to, and in accordance with the terms of, Clause 6.2, the period for which the PBH Period is so extended

PBH Invoice has the meaning set forth in Clause 6.1

PBH Period means the period commencing on (and including) the PBH Commencement Date and ending on (and including), as applicable, (i) the PBH Expiry Date as may be extended pursuant to, and in accordance with the terms of, Clause 6.2 or (ii) the end of the PBH Extension Period

PBH Rent	REDACTED *

PBH Rent Payment Date has the meaning set forth in Clause 6.1

PBH Rent Period means, during the PBH Period:

(a)	in respect of the first PBH Rent Period, the period commencing on (and including) the PBH Commencement Date and ending on the last day of that calendar month; and

(b)	each subsequent PBH Rent Period shall commence on the first day of the calendar month immediately following the previous PBH Rent Period and shall be of one calendar month’s duration, provided that the last PBH Rent Period shall end on (and include) as applicable, (i) the PBH Expiry Date as may be extended pursuant to, and in accordance with the terms of, Clause 6.2 or (ii) the end of the PBH Extension Period

Permitted Security Interest means:

(a)	any lien for Taxes not assessed or, if assessed, not yet due and payable, or which are being contested in good faith by appropriate proceedings;

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

(b)	any lien of a repairer, carrier, hangar keeper, mechanic, material-man, carrier, employee or other similar lien arising in the ordinary course of business by operation of law in respect of obligations which are not overdue or are being contested in good faith by appropriate proceedings;

(c)	but, in each case of (a) and (b) above, only if:

(i)	adequate reserves have been provided by the Lessee for the payment of the Taxes or obligations; and

(ii)	such proceedings, or the continued existence of the lien, do not, in the reasonable opinion of the Lessor, give rise to any likelihood of the sale, forfeiture or other loss of the Aircraft or any interest in the Aircraft or of criminal liability on any Indemnitee;

(d)	any Lessor Lien; and

(e)	any Security Interest arising from any of the Financing Documents and the Transaction Documents

Permitted Sublease has the meaning given to such term in Clause 10.4 (Permitted Subleasing)

Permitted Sublessee means, at any time:

(a)	any Leasing Affiliate; or

(b)	any other solvent air carrier or air operator which is duly certified and holding a current and valid air operator’s certificate allowing it to operate the Aircraft consented to in writing by the Lessor, acting reasonably, to whom the Aircraft may be sub-leased, wet-leased or chartered or made the subject of any interchange agreement at such time by the Lessee in accordance with Clause 10.4 (Permitted Subleasing)

Prime Rate means, on any date that the same is to be determined the $ “prime rate” as published in the Wall Street Journal on such date

Prohibited Jurisdiction means any jurisdiction which, at any relevant time, is subject to an embargo, sanction, export restriction or prohibition order (or any similar order or directive) of:

(a)	the United Nations Security Council;

(b)	the European Union; or

(c)	the United States of America;

and, in each case, which is applicable to the Lessee, the Lessor or any Financier or the ownership, leasing, financing or operation of the Aircraft

Prohibited Person means any person with whom transactions are prohibited or restricted under the US sanctions administered by OFAC any other US Government sanction, export or procurement laws or any other sanctions or other such restrictions on business dealings imposed by the European Union including a person designated on any list of restricted entities, persons or organizations published by the US Government, the United Nations or the European Union or any Member State thereof, including but not limited to:

(a)	the OFAC Specially Designated Nationals and Blocked Persons List, the BIS Denied Persons List, Entity List or Unverified List or the DDTC Debarred Parties List;

(b)	the HM Treasury Consolidated List of Financial Sanctions Targets in the UK;

(c)	the European Union Consolidated list of persons, groups and entities subject to EU financial sanctions; and

(d)	the Compendium of United Nations Security Council Sanctions Lists

Qualifying Event means any of the following:

(a)	the Airframe 12-Year Check;

(b)	the replacement of one or more Engine Life Limited Parts;

(c)	the APU Power Section Refurbishment; or

(d)	the Landing Gear Overhaul

Qualifying Event Interval has the meaning set forth in Schedule 6 (End of Lease Maintenance Payment Adjustments)

RAB means the Brazilian Aeronautical Registry, or any Government Entity that is the successor thereto

Redelivery means the redelivery of the Aircraft to the Lessor in compliance with the terms of this Agreement

Redelivery Acceptance Certificate means the acceptance certificate to be entered into between the Lessee and the Lessor substantially in the form of Schedule 13 (Form of Redelivery Acceptance Certificate)

Redelivery Condition means the condition in which the Aircraft must be on Redelivery, as described in Part B of Schedule 9 (Redelivery)

Redelivery Date means the date on which the Lessor accepts the Aircraft for Redelivery

Redelivery Location means the location of the C Check at Redelivery or such other location as the Lessor and the Lessee may agree

Redelivery Procedure means the inspection and other procedures to verify that the Aircraft is in the Redelivery Condition, as described in Part A of Schedule 9 (Redelivery)

Removed Engine means an Engine which has been removed from the Airframe and is to be replaced by a Replacement Engine in accordance with Clauses 11.6, 11.7 and 11.8 (Permanent replacement of Engines and Parts)

Rent means, collectively, the PBH Rent and the Fixed Rent

Replacement Engine	REDACTED *

Replacement Part	REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

Requisitioning Period means any period from the date when the Aircraft is requisitioned for use to the earlier of (i) the Redelivery of the Aircraft to the Lessee and (ii) payment of the Agreed Value by the Lessee

Scheduled Delivery Date has the meaning given to such term in Schedule 4 (Delivery Procedure)

Scheduled Expiry Date	REDACTED *

Security Interest means any mortgage, charge, assignment, pledge, conditional sale or encumbrance of any kind, lien, including tax liens, mechanics liens and any liens that attach by operation of law, declaration of trust or any other arrangement which has the effect of giving another person any security claim or interest

Security Transfer has the meaning given to such term in Clause 25.4

Security Trustee means the person or persons appointed as security agent, security trustee, collateral agent or similar representative for any of the Financiers and any other person identified as a Security Trustee for the purposes of this Agreement, as notified by the Lessor to the Lessee from time to time

Service Bulletins means publications from any relevant Manufacturer recommending or requiring that the Aircraft be inspected or modified

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Servicer means any lease manager which is reputable and experienced in commercial aircraft leasing and which is not nor any Affiliate or Subsidiary of such lease manager is an airline or charter company in competition with the Lessee or any Leasing Affiliate, as may be notified by the Lessor to the Lessee in writing as the Lessor’s lease manager from time to time

Spare Engine means the spare engine in a technical condition consistent with Lessee’s other spare engines provided by the Engine Manufacturer to the Lessee from time to time

State of Registration means Chile or Brazil or (i) the state of registration of the Lessee or any Permitted Sublessee or (ii) such other country or state of registration of the Aircraft in which the Aircraft is permitted to be registered in accordance with Clause 10.4 (Permitted subleasing)

STC has the meaning given to such term in Clause 14.17 (Modifications)

Subsidiary means:

(a)	in relation to any reference to accounts, any company whose accounts are consolidated with the accounts of the Lessee in accordance with accounting principles generally accepted under accounting standards of Chile; or

(b)	for any other purpose, an entity from time to time:

(i)	of which another has direct or indirect control or owns directly or indirectly more than fifty percent (50%) of the voting share capital; or

(ii)	which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation

Subordination Agreement means any subordination agreement entered into between the Permitted Sublessee, the Lessee and the Lessor in relation to a Permitted Sublease in form and substance acceptable to the Lessor

Taxes means all present and future taxes, levies, imposts, duties or charges of any nature whatsoever, and wheresoever imposed, including value added tax or any similar tax and any franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, personal property, fuel, leasing, occupational, turnover, excess profits, excise, gross receipts, franchise, registration, licence, corporation, capital gains, export, import, customs income, levies, imposts, withholdings or other taxes or duties of any nature whatsoever (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national or regional taxing or fiscal authority or agency or other Government Entity, together with any penalties, additions to tax, fines or interest thereon, and Tax and Taxation shall be construed accordingly

Tax Indemnitee means the Lessor, the Owner (if different from the Lessor) and the Beneficiary, individually and collectively, as the context may require

Technical Acceptance Certificate means the technical acceptance certificate to be entered into between the Lessee and the Lessor prior to the Delivery Ferry Flight substantially in the form of Schedule 11 (Form of Technical Acceptance Certificate)

Third Party means a person or entity that is not (a) a direct or indirect Affiliate of the Lessee or (b) a person or entity that owns more than a 5% equity stake in the Lessee (or any Affiliate of Lessee) on the date hereof

Total Care Agreement means a total care agreement, or an amendment thereto, as the case may be, covering the Engines, entered into between the Lessee and the Engine Manufacturer

Total Loss means

(a)	the actual, constructive, compromised, arranged or total loss of the Aircraft agreed by insurers;

(b)	if the Aircraft is destroyed, damaged beyond economic repair or becomes permanently unfit for normal use for any reason (including any damage to the Aircraft or it being requisitioned for use where the insurers agree a total loss settlement);

(c)	if the Aircraft is requisitioned for title, confiscated, seized, detained, forfeited, compulsorily purchased;

(d)	if the Aircraft is requisitioned for hire for more than one hundred and twenty (120) days; or

(e)	if the Aircraft is hi-jacked, stolen or disappears for ninety (90) days or longer

Total Loss Payment Date means with respect to a Total Loss the earlier of:

(a)	the first Business Day which falls on or after the date falling sixty (60) days after the Total Loss happened; and

(b)	the date the Insurance proceeds are received by the person entitled to such proceeds under this Agreement for that Total Loss

Transaction Documents means this Agreement, the Lessor Guarantee, the Aviation Authority Letter, the IDERA, the Engine Warranties Agreement, the Airframe Warranties Agreement, the Notice and Acknowledgement, the Final Acceptance Certificate, the Technical Acceptance Certificate, the Deregistration Power of Attorney, the Assignment of Insurances, any Subordination Agreement and any other document which is entered into by the Lessee in connection with any of those agreements, as each of the same may be amended from time to time

Transfer has the meaning given to such term in Clause 25.2

Twelve-Year Check or 12-Year Check means the heavy airframe structural and zonal inspection of the Aircraft (and resulting repairs) including a C Check, all MPD tasks having an interval of twelve years, and performed concurrently therewith such additional Flight Hour or Cycle controlled MPD structural and zonal inspections

Voluntary Equipment Change means an Equipment Change other than a Mandatory Equipment Change

Part B

Interpretation

The following rules of interpretation apply throughout the Agreement.

1	Unless otherwise stated, a reference to:

(a)	any Applicable Law includes any change or addition to it or replacement of it;

(b)	month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(i)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;

(c)	this Agreement or any other agreement or document includes any changes, replacements or substitutions;

(d)	indebtedness includes any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)	a person may, depending on the context, include an individual, any form of corporate or business association or any state or form of governmental or official body, whether having a distinct legal identity or not;

(f)	the Lessor, the Lessee or any other person includes their respective successors, transferees and assignees; and

(g)	includes, including, include or similar terms shall not be construed as limiting and shall mean “including, without limitation”.

2	The Convention and the Protocol shall be read and interpreted together as a single instrument as required by Article 6(1) of the Convention.

3	References to a provision of the Cape Town Convention will, unless it is specifically stated to be a reference to a provision of the Convention or, as the case may be, the Protocol, be a reference, whether stated or not, to the relevant provision of the Consolidated Text, and reference to any provision of the Consolidated Text shall include a reference to the provision(s) of the Convention and/or the Protocol from which such provision is/are derived.

4	The Clause headings and sub-headings are used in this Agreement only to make it easier to read. They are not intended to affect its meaning.

5	Certain technical terms used but not defined have the meaning given in Annex six and eight of the Convention of International Civil Aviation in force from time to time.

6	Any reference to this Agreement includes its Schedules.

Schedule 2

Aircraft Particulars

Manufacturer:	The Boeing Company

Model:	787-9

MSN:	38459

Registration:	As specified in the Technical Acceptance Certificate

Engine Model:	Rolls-Royce model Trent 1000-J

Engine Serial Numbers:	As specified in the Technical Acceptance Certificate

Engine Thrust:	74,100 lbs

APU Model:	Hamilton Sundstrand

APU Serial Number:	As specified in the Technical Acceptance Certificate

Landing Gear Serial Number:	As specified in the Technical Acceptance Certificate

MTOW:	252,650 kg

Interior seating layout:	As specified in the Technical Acceptance Certificate

Loose equipment:	As specified in the Technical Acceptance Certificate

L.O.P.A.:	As specified in the Technical Acceptance Certificate

REDACTED *

Conditions Precedent and Conditions Subsequent

Part A

REDACTED *

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Part C

Lessee Conditions Subsequent

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Schedule 4

Delivery Procedure

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Schedule 5

Aircraft Documents

A.	Certificates

A001 Certificate of Airworthiness

A002 Current Certificate of Registration

A003 C of A for Export

A004 Noise Limitation Certificate (AFM page)

A005 Radio Station License

A006 Aircraft deregistration

A007 Burn Certificates - Cabin Interiors - as follows:

Certification of compliance with the fire blocking requirements as outlined in FAR / JAR Part 25 including:

●	Seat cushions*

●	Back rest cushions*

●	Dress covers*

●	Carpets and Curtains

●	Flight Attendant Seats

●	Cockpit Observer’s Seats

●	Galley Floor Covering

●	Interior Surfaces (if refurbished)

*	Including “in combination” burn certification

B.	Aircraft Maintenance Status Summaries

B001 Certified current Time in Service (Flight Hours and Cycles) and maintenance status

B002 Certified status of Airframe and Appliance Airworthiness Directives including method of compliance

B003 Certified status of Service Bulletins Incorporated

B004 Certified status of all non SB and Major Modifications/STC’s including acceptable State of Manufacture Certification

B005 Certified status of SSI

B006 Certified status of CPCP (if applicable)

B007 Certified status inventory of Hard Time Components (Fitted listing)

B008 Certified inventory of OC/CM Components (Fitted listing)

B009 Certified status of Check/Inspection History and Current Status of Checks

B010 List of Deferred Maintenance Items (if applicable)

B011 List of Out of Phase Checks, Special Requirements, Time Limited Repairs (if any)

B012 **Aircraft Accident and Incident Statement

B013 Structural repairs and damage Status (including Dent and Buckle Chart)

B014 Certification Maintenance Requirements (CMR) item status

B015 Aircraft Flight Time Report / Aircraft Log Book

C.	Aircraft Maintenance Records

C001 Technical Logs

C002 A Checks: Last complete cycle of A Checks (or equivalent)

C003 C Checks: Last Complete cycle of C Checks (or equivalent)

C004 All Major Checks

C005 CPCP Tasks including DFP and finding reports

C006 Dirty Finger Print Certification (DFP) - AD’s - DFP must reference AD and/or Applicable SB

C007 Dirty Finger Print Certification - SB’s

C008 Dirty Finger Print Certification - STC Documentation and All other modifications

C009 Dirty Finger Print Certification All Structural repairs/structural damage

C010 Details of State of Manufacture approval basis - All non SRM Structural repairs

C011 Certification Maintenance Requirement (CMR) Dirty Finger Prints

C012 Last Weighing Report including Schedule

C013 Last Balancing of All Control Surfaces (if applicable)

C014 Last Demonstration Flight Report

C015 Certified ETOPS compliance report (if applicable)

C016 Certified last done/ next due MPD task listing

C017 NDT documentation such as x-ray and eddy current, etc.

D.	Configuration Status

D001 Approved and certified LOPA

D002 Galley Drawings and Galley OHM

D003 Emergency Equipment Drawing/Listing

D004 Loose Equipment Inventory

D005 Inventory Listing of Avionic Units installed

E.	Aircraft Historical Records

E001 C of A (Export) from State of Manufacture

E002 Manufacturer’s AD Report

E003 Manufacturer’s Inspection Report, Initial Equipment list / Aircraft Readiness Log (or equivalent)

E004 Manufacturer’s repair/alteration report

E005 Manufacturer’s SB Report

E006 Aircraft Historical / Miscellaneous Log (or equivalent)

E007 Last Flight Data Recorder Read Out and Corrections

F.	Engine Records

F001 Certified Statement on Status of Each Engine

F002 Certified Status of Engine Airworthiness Directives including Method of Compliance

F003 Manufacturer’s Modifications and SB Status

F004 In house Modifications (if applicable)

F005 Certified LLP Listing and status

F006 Manufacturer Delivery Document

F007 Complete copies of all historical Engine/Module Shop Visit Reports including complete dirty finger print work packages

F008 LLP Status and Full and unbroken Traceability to birth

F009 Condition Monitoring Report

F010 Engine Log Book/Master Records of Installation/Removals

F011 Last Borescope Report, including video if available

F012 Test Cell Run Report

F013 Last On Wing Ground Run

F014 **Engine Accident & Incident Statement

F015 Approved ETOPS compliance report (if applicable)

F016 Type of Engine Oil Used

F017 Statement of Exceedences and corrective actions per the maintenance manual during Term

F018 Power Rating Operation Statement (Cycles of operation e.g., B1, B2, C1, etc.)

F019 Engine NDT documentation such as x-ray, eddy current, etc.

G.	APU

G001 Certified Statement on Status of APU

G002 Certified Status of APU Airworthiness Directives including Method of Compliance

G003 Manufacturer’s Modifications and SB Status

G004 APU Log Book/Master Record of Installation/Removals

G005 Complete copies of all APU Shop Visit Reports & Reason for Removal

G006 Statement of APU Hours to Aircraft Flying Hours (ratio)

G007 LLP Status and Full and unbroken Traceability to birth (if applicable)

G008 Last On Wing/Health Check Data sheets (if applicable)

G009 Last Test Cell Run

G010 Approved ETOPS compliance report (if applicable)

G011 Type of APU Oil Used

H.	Component Records

H001 *Approved Release to Service Certification for Hard Time Components

H002 *Approved Release to Service Certification for OC/CM Components

I.	Landing Gears

I001 *Approved Release to Service Certification for major assemblies on each Landing Gear from last Overhaul

I002 Approved LLP Listings for each Landing Gear such that total life of each LLP can be appropriately demonstrated

I003 Last Overhaul Mini Pack

J.	Manuals

All Manufacturer’s Manuals identified below shall be provided where not digitally accessible at MyBoeingfleet.com:

J001 Wiring Diagram Manual

J002 Illustrated Parts Catalog

J003 Maintenance Manual

J004 Aircraft Schematics manual J005 Wire List and Hook up Charts

K.	Miscellaneous

K001 Maintenance Programme Specifications (Lessee’s)

K002 Reference Material for Interpretation of Status Summaries, or cross reference for Part Numbers

*	Items H001, H002 and I001 to be covered by EASA Form 1 or FAA Form 8130 3 with EASA dual release and all other documentation in the possession of the Lessee, relating to the Airframe, Engines or any Parts to the extent provided by the Lessee at time of the Aircraft arrival at the Actual Location and entry into the prolonged storage program

**	At Redelivery, the non incident statements shall only cover the operation of the Aircraft and/or components by the Lessee during the Lease Period or, if applicable, a shorter period in the case of a replaced component.

Schedule 6

End of Lease Maintenance Payment Adjustments

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Schedule 7 Reporting and Notices

Part A

Form of Technical Report

Part B

Notices

Lessee

Lessee:	LATAM Airlines Group S.A.

Address:	Avenida Américo Vespucio N° 901
Edificio Corporativo LATAM 1-A
Renca, Santiago
Chile

Email:	audy.schenkl@latam.com

with a copy to:

Natalia.nobrega@latam.com

Attention:	SVP Fleet & Engines Contracts

Lessor

Lessor:	UMB Bank, N.A., not in its individual capacity but solely as owner trustee

Address:	6440 S. Millrock Drive, Suite 400

Salt Lake City, UT 84121

United States of America

Email:	corptrustutah@umb.com

Attention:	Corporate Trust Department

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Schedule 8

Insurance Requirements

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Schedule 9

Part A – Redelivery Procedure

1	Final Inspection

(a)	REDACTED*

*	Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Part B

Redelivery Condition

1	The Aircraft will:

(a)	REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Schedule 10

Subleasing Requirements

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

REDACTED *

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redaction Dated February 2, 2021.

Schedule 11

Form of Technical Acceptance Certificate

This Technical Acceptance Certificate relates to the operating lease agreement (the Agreement) dated [                         ] 2021 and made between [                         ] (the Lessor), and LATAM Airlines Group S.A. (the Lessee) in respect of one (1) Boeing 787-9 aircraft with manufacturer’s serial number [                         ], registration mark [                         ] and having two (2) Rolls-Royce model Trent 1000-J engines with serial numbers [•] and [•] installed thereon (as more particularly described in the Agreement as the Aircraft).

PART A

1	Aircraft Information

Model	Boeing 787-9
Manufacturer’s Serial Number	[ ]
Date of Manufacture
MTOW	[●]
MLW	[●]
MZFW	[●]
Current registration mark	[ ]
Airframe time since new (“TSN”)	[●]
Airframe Cycles since new (“CSN”)	[●]
Total Flight Hours Since Last Airframe 12-Year Check
Total Cycles Since Last Airframe 12- Year Check
Date of last Airframe 12-Year Check
Total Flight Hours Since Last Airframe C Check
Total Cycles Since Last Airframe C Check
Date of last Airframe C Check

2	Engine Information

	Position 1		Position 2
Model
Manufacturer’s Serial Number
Max. Take-off Thrust Rating
Engine TSN
Engine CSN
Total Flight Hours since last Engine Performance Restoration Shop Visit
Total Cycles since last Engine Performance Restoration Shop Visit
Date of last Engine Performance Restoration Shop Visit
Thrust Reverser Serial Number	LH OTBD	LH INBD	RH INBD	RH OTBD

3	APU Information

APU Manufacturer
Model

Part Number
Manufacturer’s Serial Number
APU TSN
APU CSN
Total APU Hours since last APU Power Section Refurbishment
Total APU Cycles since last APU Power Section Refurbishment
Date of last APU Power Section Refurbishment

4	Landing Gear Information

	Nose Landing ; Gear	LH Main Landing Gear	RH Main Landing Gear
Part Number
Manufacturer’s Serial Number
Landing Gear TSN
Landing Gear CSN
Total Flight Hours since last Landing Gear Overhaul
Total Cycles since last Landing Gear Overhaul
Date of last Landing Gear Overhaul

5	Aircraft Documents

As described in Annex 1 to this Technical Acceptance Certificate.

6	Loose Equipment

As described in Annex 2 to this Technical Acceptance Certificate.

7	L.O.P.A.

As described in Annex 3 to this Technical Acceptance Certificate.

8	Fuel on Board: kgs.

PART B

Unless otherwise defined in this Technical Acceptance Certificate, capitalised words and expressions used in this certificate shall have the same meanings as given to them in the Agreement.

1	The Lessee acknowledges and confirms that on the [[•] day of [[•]] 2021 at Victorville, California, the Lessee has completed its inspection of the Aircraft and the Aircraft Documents (as per the Aircraft Documents signed by the Lessee and the Lessor and detailed in Annex 1 to this Technical Acceptance Certificate).

2	The Lessee confirms that it is satisfied that the Aircraft and the Aircraft Documents meet all of the requirements necessary for the Lessee to technically accept the Aircraft and the Aircraft Documents under the Agreement.

3	This Technical Acceptance Certificate may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

4	This Technical Acceptance Certificate shall be governed by, and construed in accordance with, the laws of England.

Signed:

Name (capitals):

Title:

duly authorised for and on behalf of

LATAM AIRLINES GROUP S.A., as Lessee

We hereby acknowledge and accept the above

Signed:

Name (capitals):

Title:

duly authorised for and on behalf of

[                         ], as Lessor

Annex 1

Aircraft Documents

Annex 2

Loose Equipment

Annex 3

L.O.P.A

Schedule 12

Form of Final Acceptance Certificate

This Final Acceptance Certificate relates to the operating lease agreement (the Agreement) dated [                         ] 2021 and made between [                         ] (the Lessor), and LATAM Airlines Group S.A. (the Lessee) in respect of one (1) Boeing 787-9 aircraft with manufacturer’s serial number [                         ], registration mark [                         ] and having two (2) Rolls-Royce model Trent 1000-J engines with serial numbers [•] and [•] installed thereon (as more particularly described in the Agreement as the Aircraft).

PART A

1	Aircraft Information

Model	Boeing 787-9
Manufacturer’s Serial Number	[ ]
Date of Manufacture
MTOW	[●]
MLW	[●]
MZFW	[●]
Current registration mark	[ ]
Airframe time since new (“TSN”)	[●]
Airframe Cycles since new (“CSN”)	[●]
Total Flight Hours Since Last Airframe 12-Year Check
Total Cycles Since Last Airframe 12- Year Check
Date of last Airframe 12-Year Check
Total Flight Hours Since Last Airframe C Check
Total Cycles Since Last Airframe C Check
Date of last Airframe C Check

2	Engine Information

	Position 1		Position 2
Model
Manufacturer’s Serial Number
Max. Take-off Thrust Rating
Engine TSN
Engine CSN
Total Flight Hours since last Engine Performance Restoration Shop Visit
Total Cycles since last Engine Performance Restoration Shop Visit
Date of last Engine Performance Restoration Shop Visit
Thrust Reverser Serial Number	LH OTBD	LH INBD	RH INBD	RH OTBD

3	APU Information

APU Manufacturer
Model
Part Number
Manufacturer’s Serial Number
APU TSN
APU CSN
Total APU Hours since last APU Power Section Refurbishment
Total APU Cycles since last APU Power Section Refurbishment
Date of last APU Power Section Refurbishment

4	Landing Gear Information

	Nose Landing Gear	LH Main Landing Gear	RH Main Landing Gear
Part Number
Manufacturer’s Serial Number
Landing Gear TSN
Landing Gear CSN
Total Flight Hours since last Landing Gear Overhaul
Total Cycles since last Landing Gear Overhaul
Date of last Landing Gear Overhaul

5	Aircraft Documents

As described in Annex 1 to this Final Acceptance Certificate.

6	Loose Equipment

As described in Annex 2 to this Final Acceptance Certificate.

7	L.O.P.A.

As described in Annex 3 to this Final Acceptance Certificate.

8	Fuel on Board: kgs.

PART B

Unless otherwise defined in this Final Acceptance Certificate, capitalised words and expressions used in this certificate shall have the same meanings as given to them in the Agreement.

1	The Lessee acknowledges and confirms that the Aircraft has been delivered to the Lessee together with its Aircraft Documents (as per the Aircraft Documents signed by the Lessee and the Lessor and detailed in Annex 1 to this Final Acceptance Certificate) on the [[•] day of [[•]] 2021. Delivery took place on that date at [[•] (state Delivery Location)], at [•] hours.

2	The Lessee confirms that it has had the opportunity to inspect the Aircraft and that it is satisfied that the Aircraft meets all of the requirements necessary for it to accept Delivery of it and that the Lessor has fully performed all of its obligations under the Agreement with respect to that Delivery. The Lessee acknowledges that the Aircraft has been delivered to us “as-is where-is”.

3	The Lessee acknowledges and agrees that execution and delivery of this Final Acceptance Certificate is conclusive proof that the Lessee has examined and investigated the Aircraft, that the Aircraft and the Aircraft Documents are satisfactory to the Lessee and that the Lessee has irrevocably and unconditionally accepted the Aircraft for lease under the Agreement without any reservations or exceptions whatsoever.

4	The Lessee confirms to the Lessor that, as at the time indicated above, being the Delivery Date the Aircraft is accepted for all purposes of the Agreement.

5	This Final Acceptance Certificate may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

6	This Final Acceptance Certificate shall be governed by, and construed in accordance with, the laws of England.

Signed:

Name (capitals):

Title:

duly authorised for and on behalf of

LATAM AIRLINES GROUP S.A., as Lessee

We hereby acknowledge and accept the above

Signed:

Name (capitals):

Title:

duly authorised for and on behalf of

[                  ], as Lessor

Annex 1

Aircraft Documents

Annex 2

Loose Equipment

Annex 3

L.O.P.A.

Schedule 13

Form of Redelivery Acceptance Certificate

This Redelivery Acceptance Certificate relates to the operating lease agreement (the Agreement) dated [                         ] 2021 and made between [                         ] (the Lessor), and LATAM Airlines Group S.A. (the Lessee) in respect of one (1) Boeing 787-9 aircraft with manufacturer’s serial number [                         ], registration mark [                         ] and having two (2) Rolls-Royce model Trent 1000-J engines with serial numbers [•] and [•] installed thereon (as more particularly described in the Agreement as the Aircraft).

PART A

1	Aircraft Information

Model	Boeing 787-9
Manufacturer’s Serial Number	[ ]
Date of Manufacture
MTOW	[●]
MLW	[●]
MZFW	[●]
Current registration mark	[ ]
Airframe time since new (“TSN”)	[●]
Airframe Cycles since new (“CSN”)	[●]
Total Flight Hours Since Last Airframe 12-Year Check
Total Cycles Since Last Airframe 12- Year Check
Date of last Airframe 12-Year Check
Total Flight Hours Since Last Airframe C Check
Total Cycles Since Last Airframe C Check

Date of last Airframe C Check

2	Engine Information

	Position 1		Position 2
Model
Manufacturer’s Serial Number
Max. Take-off Thrust Rating
Engine TSN
Engine CSN
Total Flight Hours since last Engine Performance Restoration Shop Visit
Total Cycles since last Engine Performance Restoration Shop Visit
Date of last Engine Performance Restoration Shop Visit
Thrust Reverser Serial Number	LH OTBD	LH INBD	RH INBD	RH OTBD

3	APU Information

APU Manufacturer
Model

Part Number
Manufacturer’s Serial Number
APU TSN
APU CSN
Total APU Hours since last APU Power Section Refurbishment
Total APU Cycles since last APU Power Section Refurbishment
Date of last APU Power Section Refurbishment

4	Landing Gear Information

	Nose Landing Gear	LH Main Landing Gear	RH Main Landing Gear
Part Number
Manufacturer’s Serial Number
Landing Gear TSN
Landing Gear CSN
Total Flight Hours since last Landing Gear Overhaul
Total Cycles since last Landing Gear Overhaul
Date of last Landing Gear Overhaul

5	Aircraft Documents

As described in Annex 1 to this Redelivery Acceptance Certificate.

6	Loose Equipment

As described in Annex 2 to this Redelivery Acceptance Certificate.

7	L.O.P.A.

As described in Annex 3 to this Redelivery Acceptance Certificate.

8	Fuel on Board: kgs.

PART B

Unless otherwise defined in this Redelivery Acceptance Certificate, capitalised words and expressions used in this certificate shall have the same meanings as given to them in the Agreement.

1	The Lessor acknowledges and confirms that the Lessor has completed its redelivery inspection of the Aircraft and the Aircraft Documents (as per the Aircraft Documents signed by the Lessee and the Lessor and detailed in Annex 1 to this Redelivery Acceptance Certificate) and that the Lessor is satisfied with the condition of the Aircraft and the Aircraft Documents and that the Aircraft has been redelivered to the Lessor together with its Aircraft Documents on the [[•] day of [[•]] 20[•]. Redelivery took place on that date at [[•] (state Redelivery Location)], at [•] hours.

2	This Redelivery Acceptance Certificate may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3	This Redelivery Acceptance Certificate shall be governed by, and construed in accordance with, the laws of England.

Signed:

Name (capitals):

Title:

duly authorised for and on behalf of

[                         ], as Lessor

We hereby acknowledge and accept the above

Signed:

Name (capitals):

Title:

duly authorised for and on behalf of

LATAM AIRLINES GROUP S.A., as Lessee

Annex 1

Aircraft Documents

Annex 2

Loose Equipment

Annex 3

L.O.P.A.

Schedule 14

Form of Condition Confirmation Certificate

This Condition Confirmation Certificate relates to the operating lease agreement (the Agreement) dated [                         ] 2021 and made between [                         ] (the Lessor), and LATAM Airlines Group S.A. (the Lessee) in respect of one (1) Boeing 787-9 aircraft with manufacturer’s serial number [                         ], registration mark [                         ].

Pursuant to the Agreement, the Lessor and the Lessee hereby acknowledge and agree that as of this         day of                          , the Engine identified below is in the condition specified below.

1	Engine Information

Model
Manufacturer’s Serial Number
Max. Take-off Thrust Rating
Engine TSN
Engine CSN
Total Flight Hours since last Engine Performance Restoration Shop Visit
Total Cycles since last Engine Performance Restoration Shop Visit
Date of last Engine Performance Restoration Shop Visit
Thrust Reverser Serial Number	LH OTBD	LH INBD
LLP Status	See Attachment 1

2	This Condition Confirmation Certificate may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

3	This Condition Confirmation Certificate shall be governed by, and construed in accordance with, the laws of England.

Signed:

Name (capitals):

Title:

duly authorised for and on behalf of

[                         ], as Lessor

We hereby acknowledge and accept the above

Signed:

Name (capitals):

Title:

duly authorised for and on behalf of

LATAM AIRLINES GROUP S.A., as Lessee

Annex 1

Engine LLP Disc Sheet

SIGNATURE PAGE - LEASE AGREEMENT - MSN 38459

SIGNED by	)

duly authorised for and	)

on behalf of	)
UMB BANK, N.A., not in its individual	)	Marilee Sobieski
capacity but solely in its capacity as owner		Vice President
trustee of the MSN 38459 Trust

SIGNED by	)

duly authorised for and	)

on behalf of	)

LATAM AIRLINES GROUP S.A.	)

SIGNATURE PAGE - LEASE AGREEMENT - MSN 38459

SIGNED by	)

duly authorised for and	)

on behalf of	)

UMB BANK, N.A., not in its individual	)
capacity but solely in its capacity as owner
trustee of the MSN 38459 Trust

SIGNED by	)
duly authorised for and	)

on behalf of	)	ELVIRA VIAL
Authorized Signatory
LATAM AIRLINES GROUP S.A.	)

164